EXHIBIT 10.1
                                     SECOND

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                         Executed as of January 19, 2001

                       Effective as of September 30, 2000


                                      among


                         TRANSPORTATION COMPONENTS, INC.
                               D/B/A TRANSCOM USA
                                   as Borrower


                                  BANK ONE, NA,
                                  as the Agent

                                       and

                                  BANK ONE, NA
                                 SOUTHTRUST BANK
                              BANK OF AMERICA, N.A.
                         UNION BANK OF CALIFORNIA, N.A.
                                 as the Lenders
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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE 1      DEFINITIONS...................................................1

      1.1   Certain Defined Terms............................................1
      1.2   References; Construction........................................23

ARTICLE 2      THE LOAN FACILITIES..........................................23

      2.1   Loans...........................................................23
      2.2   Interest on Loans...............................................24
      2.3   Principal Payments; Optional and Mandatory Prepayments..........25
      2.4   Optional Reduction of Revolving Commitments.....................26
      2.5   Application of Payments after Default...........................26
      2.6   Method of Payment...............................................27
      2.7   Revolving Notes, Telephonic Notices.............................27
      2.8   Interest and Fee Calculations; Commitment Fees; Agent Fee;
            Amendment Fee...................................................27
      2.9   Loan and Control Accounts.......................................30
      2.10  Non-Receipt of Funds by the Agent...............................30
      2.11  Termination Date................................................31
      2.12  Replacement of Certain Lenders..................................31

ARTICLE 3      THE LETTER OF CREDIT FACILITY................................31

      3.1   Obligation to Issue.............................................31
      3.2   Dates and Amounts...............................................32
      3.3   Conditions......................................................32
      3.4   Procedure for Issuance of Letters of Credit.....................32
      3.5   Letter of Credit Participation..................................33
      3.6   Reimbursement Obligation........................................33
      3.7   Letter of Credit Fees...........................................34
      3.8   Issuing Bank Reporting Requirements.............................34
      3.9   Indemnification, Exoneration....................................34
      3.10  Cash Collateral.................................................35

ARTICLE 4      CHANGE IN CIRCUMSTANCES......................................35

      4.1   Yield Protection................................................35
      4.2   Changes in Capital Adequacy Regulations.........................36
      4.3   Lender Statements: Survival of Indemnity........................37

ARTICLE 5      CONDITIONS PRECEDENT.........................................37

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                                TABLE OF CONTENTS
                                   (continued)

      5.1   Initial Advances and Letters of Credit..........................37
      5.2   Each Advance and Letter of Credit...............................39

ARTICLE 6      REPRESENTATIONS AND WARRANTIES...............................40

      6.1   Organization; Corporate Powers..................................40
      6.2   Authority.......................................................40
      6.3   No Conflict; Governmental Consents..............................41
      6.4   Financial Statements............................................41
      6.5   No Material Adverse Change......................................41
      6.6   Taxes...........................................................41
      6.7   Litigation; Loss Contingencies; Violations of Laws..............42
      6.8   Subsidiaries....................................................42
      6.9   ERISA...........................................................42
      6.10  Accuracy of Information.........................................43
      6.11  Securities Activities...........................................43
      6.12  Material Agreements.............................................43
      6.13  Compliance with Laws............................................43
      6.14  Assets and Properties...........................................43
      6.15  Statutory Indebtedness Restrictions.............................44
      6.16  Insurance.......................................................44
      6.17  Labor Matters...................................................44
      6.18  Environmental Matters...........................................44
      6.19  Benefits........................................................45

ARTICLE 7      COVENANTS....................................................45

      7.1   Reporting.......................................................45
      7.2   Affirmative Covenants...........................................50
      7.3   Negative Covenants..............................................53
      7.4   Financial Covenants.............................................58

ARTICLE 8      DEFAULTS.....................................................59

      8.1   Defaults........................................................60

ARTICLE 9      ACCELERATION; DEFAULTING LENDERS; AMENDMENTS; REMEDIES.......62

      9.1   Termination of Revolving Commitments, Acceleration..............62
      9.2   Defaulting Lender...............................................62

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                                TABLE OF CONTENTS
                                   (continued)

      9.3   Amendments......................................................63
      9.4   Preservation of Rights..........................................64

ARTICLE 10     GENERAL PROVISIONS...........................................64

      10.1  Survival of Representations.....................................65
      10.2  Governmental Regulation.........................................65
      10.3  Performance of Obligations......................................65
      10.4  Headings........................................................65
      10.5  Entire Agreement................................................65
      10.6  Several Obligations; Benefits of this Agreement.................65
      10.7  Expenses; Indemnification; Release..............................66
      10.8  Numbers of Documents............................................68
      10.9  Accounting......................................................68
      10.10 Severability of Provisions......................................68
      10.11 Nonliability of Lenders.........................................68
      10.12 GOVERNING LAW...................................................68
      10.13 CONSENT TO JURISDICTION: SERVICE OF PROCESS: JURY TRIAL.........68
      10.14 No Strict Construction..........................................70
      10.15 Subordination of Intercompany Indebtedness......................70
      10.16 Usury Not Intended..............................................71
      10.17 Business Loans..................................................71

ARTICLE 11     THE AGENT....................................................71

      11.1  Appointment; Nature of Relationship.............................71
      11.2  Powers..........................................................72
      11.3  General Immunity................................................72
      11.4  No Responsibility for Loans, Creditworthiness,
            Collateral, Recitals, Etc.......................................72
      11.5  Action on Instructions of Lenders...............................72
      11.6  Employment of Agents and Counsel................................72
      11.7  Reliance on Documents; Counsel..................................72
      11.8  The Agent's Reimbursement and Indemnification...................73
      11.9  Notice of Default...............................................73
      11.10 Rights as a Lender..............................................73
      11.11 Lender Credit Decision..........................................73

                                TABLE OF CONTENTS
                                   (continued)

      11.12 Successor Agent.................................................73
      11.13 Agent Authority Regarding Collateral............................74

ARTICLE 12     SETOFF; RATABLE PAYMENTS.....................................75

      12.1  Setoff..........................................................75
      12.2  Ratable Payments................................................75
      12.3  Relations Among Lenders.........................................75

ARTICLE 13     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............75

      13.1  Successors and Assigns..........................................75
      13.2  Participations..................................................76
      13.3  Assignments.....................................................76
      13.4  Confidentiality.................................................77
      13.5  Dissemination of Information....................................78

ARTICLE 14     NOTICES......................................................78

      14.1  Giving Notice...................................................78
      14.2  Change of Address...............................................78

ARTICLE 15     COUNTERPARTS.................................................78

ARTICLE 16     AMENDMENT AND RESTATEMENT....................................78

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                             EXHIBITS AND SCHEDULES



                                    EXHIBITS



EXHIBIT A --   Assignment Agreement

EXHIBIT B --   Collateral Report, including Borrowing Base Report

EXHIBIT C --   Borrowing Notice

EXHIBIT D --   Closing Memorandum

EXHIBIT E --   Revolving Note

EXHIBIT F --   Term Note

EXHIBIT G --   Request for Letter of Credit

EXHIBIT H --   Obligors' Counsel Opinion

EXHIBIT I --   Officer's Certificate

EXHIBIT J --   Compliance Certificate

EXHIBIT K --   Guaranty Supplement

EXHIBIT L --   Common Stock Purchase Warrant

EXHIBIT M --   Mortgage

EXHIBIT N --   Affirmation Agreement

                                    SCHEDULES

Schedule 1.1.3    Permitted Existing Indebtedness

Schedule 1.1.4    Permitted Existing Investments

Schedule 1.1.5    Permitted Existing Liens

Schedule 2.1      Revolving Commitments and Term Loans of each Lender

Schedule 6.14.1   Description of all Owned Real Property

Schedule 6.14.2   Description of all Real Property Leases

Schedule 6.14.3   Description of all Equipment Leases

Schedule 6.14.4 Locations of Eligible Domestic Parts Inventory and New Vehicle Inventory

Schedule 6.14.5   Locations of Eligible Foreign Inventory

Schedule 6.8      Subsidiaries

Schedule 7.2.5    Insurance

Schedule 14.1     Addresses for Notices

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


      This Second Amended and Restated Credit Agreement (this "AGREEMENT"), executed as of January 19, 2001, but effective as of September 30, 2000, is entered into among (I) TRANSPORTATION COMPONENTS, INC., d/b/a TRANSCOM USA, a Delaware corporation, (ii) BANK ONE, NA (main office Chicago), SOUTHTRUST BANK, UNION BANK OF CALIFORNIA, N.A. and BANK OF AMERICA, N.A. ("LENDERS") (and any institutions which become Lenders by execution of an Assignment Agreement pursuant hereto), and (iii) BANK ONE, NA (main office Chicago) (formerly known as The First National Bank of Chicago), a national banking association, in its capacity as contractual representative for itself and the other Lenders ("AGENT").

      WHEREAS, Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 30, 1999 (as amended and supplemented and in effect on the date hereof, the "EXISTING CREDIT AGREEMENT") (which amended and restated that certain Credit Agreement, dated as of June 24, 1998 (the "1998 CREDIT AGREEMENT")), and the other Loan Documents referred to therein; and

      WHEREAS, the parties hereto now wish to amend and restate the Existing Credit Agreement in its entirety, it being the intention of the parties hereto that the Loans and Letters of Credit outstanding under the Existing Credit Agreement to or for the account of Borrower on the Closing Date (as hereinafter defined) shall continue and remain outstanding and not be repaid or replaced on the Closing Date, but a portion of the Revolving Loans thereunder will be converted to Term Loans hereunder;

      NOW, THEREFORE, in consideration of the premises, and for other good, fair and valuable consideration, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement shall as of the Closing Date be amended and restated in its entirety as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

      As used in this Agreement:

      "1998 CREDIT AGREEMENT" has the meaning stated above.

      "ACCOUNTS" means any "account," as such term is defined in Chapter 9 or
Article 9 of the UCC presently in force and in Revised Article 9, now owned or hereafter acquired by any Obligor, and, in any event, shall include each of the following, whether now owned or hereafter acquired by an Obligor: (a) all rights of such Obligor to payment for goods sold or leased or services rendered, whether or not earned by performance; (b) all accounts receivable of such Obligor; (c) all rights of such Obligor to receive any payment of money or other form of consideration; (d) all security pledged, assigned, or granted to or held by such Obligor to secure any of the foregoing; (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Obligor as an unpaid seller of goods or services, including all rights of stoppage in transit, replevin, reclamation and resale.

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      "ACH OBLIGATIONS" means any and all obligations of any Company owing to any Lender or any Affiliates of any Lender under any treasury management services agreement, any service terms or any service agreements, including electronic payments service terms and/or Automated Clearing House agreements, and all overdrafts on any account which any Company maintains with Bank One or any other Affiliates of Bank One Corporation.

      "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after September 30, 2000, by which any Company
(i) acquires any going business or a significant part of the assets of any Person, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of an Entity which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Entity.

      "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Revolving Loans made by the Lenders to Borrower at the time in question.

      "AFFECTED LENDER" is defined in SECTION 2.12.

      "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

      "AFFIRMATION AGREEMENT" means each Affirmation Agreement executed and delivered pursuant to SECTION 5.1.9.

      "AGENT" means Bank One in its capacity as contractual representative for itself and the Lenders pursuant to ARTICLE 11 and pursuant to the other Loan Documents and any successor Agent appointed pursuant to ARTICLE 11.

      "AGGREGATE REVOLVING COMMITMENT" means the aggregate of the Revolving Commitments of all the Lenders, as amended from time to time pursuant to the terms hereof. The initial Aggregate Revolving Commitment is Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000).

      "AGREEMENT" means this Second Amended and Restated Credit Agreement, as it may be renewed, extended, modified, supplemented, amended and/or restated and in effect from time to time.

      "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person), other than sales of inventory in the ordinary course of business and on ordinary and customary business terms.

      "ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to SECTION 13.3 in substantially the form of EXHIBIT A.

      "AUTHORITY" means any (i) local, state, territorial, federal or foreign judicial, executive, regulatory, administrative, legislative or governmental agency, board, bureau, authority, intellectual property registry, adjudicatory forum, tribunal, commission, department or other instrumentality, (ii) arbitrator or arbitration board or panel or (iii) central bank.

      "AUTHORIZED OFFICER" means any of the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or secretary of Borrower, acting singly.

      "BANK ONE" means Bank One, NA (main office Chicago), a national banking association (formerly known as The First National Bank of Chicago), in its individual capacity, or its successors.

      "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or any other member of the Controlled Group is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "BENEFITED PARTIES" has the meaning stated in SECTION 10.7.4.

      "BORROWER" means Transportation Components, Inc., d/b/a TransCom USA, a Delaware corporation, together with its successors and assigns, including a debtor-in-possession on behalf of Borrower.

      "BORROWING BASE" means, at any time, the sum of

            (a)   Eighty percent (80%) of Eligible Domestic Accounts; PLUS

            (b)   the lesser of:

                  (i) the sum of (A) forty five percent (45%) of Eligible
            Domestic Parts Inventory PLUS (B) the lesser of (1) sixty five percent (65%) of Eligible Domestic New Vehicle Inventory and (2) Three Million Dollars ($3,000,000), and

                  (ii) the sum of (A) eighty percent (80%) of the Orderly
            Liquidation Value of Eligible Domestic Parts Inventory , PLUS (B) the lesser of (1) sixty five percent (65%) of Eligible Domestic New Vehicle Inventory and (2) Three Million Dollars ($3,000,000);

            PLUS

            (c) the sum of (i) ninety percent (90%) of Eligible Foreign Accounts MINUS (ii) a reserve equal to ten percent (10%) of the amount from clause
      (i) preceding; PLUS

            (d) the sum of (i) seventy five percent (75%) of Eligible Foreign Inventory MINUS (ii) a reserve equal to ten percent (10%) of the amount from clause (i) preceding

PROVIDED that the aggregate amount included in the Borrowing Base for Eligible Domestic Parts Inventory, Eligible New Vehicle Inventory and Eligible Foreign Inventory may not exceed sixty five percent (65%) of the Borrowing Base at any time; and PROVIDED FURTHER that the aggregate amount included in the Borrowing Base for Eligible Foreign Accounts and Eligible Foreign Inventory may not exceed Five Million Dollars ($5,000,000) at any time; and PROVIDED FURTHER that the reserves for obsolescence for Inventory must be acceptable to the Agent.

      "BORROWING BASE REPORT" means a report included within the Collateral Report, substantially in the form of EXHIBIT B.

      "BORROWING DATE" means a date on which an Advance is made hereunder.

      "BORROWING NOTICE" means a notice of a request for an Advance in the form of EXHIBIT C.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and Dallas, Texas.

      "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, including Capitalized Leases and Permitted Purchase Money Indebtedness) (other than in connection with Permitted Acquisitions) by the Companies during that period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Companies.

      "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests or limited liability company interests, and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any Qualified Financial Institution with a term of not more than thirty (30) days); (iii) shares of money market, mutual or similar funds having assets in excess of One Billion Dollars ($1,000,000,000) and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group); (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; (v) corporate bonds, mortgage-backed securities and municipal bonds in each case of a domestic issuer rated at the date of acquisition not less than Aaa by Moody's Investor Services, Inc. or AAA by Standard & Poor's Ratings Group with maturities of no more than two (2) years from the date of acquisition; (vi) repurchase agreements secured by debt securities of the type described in part (i) above, the market value of which, including accrued interest, is not less than one hundred percent (100%) of the amount of the repurchase agreement, with maturities of no more than two years from the date of acquisition, issued by or acquired from or through a Qualified Financial Institution; and (vii) money market funds with respect to which not less than ninety percent (90%) of such funds are invested in the type of investments specified in clauses (i) through (v) above, PROVIDED, unless the context otherwise requires, that the maturities of such Cash Equivalents shall not exceed three hundred sixty five (365) days.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss.9601 ET SEQ.

      "CHANGE" is defined in SECTION 4.2.

      "CHANGE OF CONTROL" means an event or series of events by which:

                  (i) any "person" or "group" (as such terms are used in
            Sections 13(d) and 14(d) of the Exchange Act) (other than a person or group which owns ten percent (10%) or more of the outstanding Capital Stock of Borrower on the Closing Date) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act,

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
            except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30%) or more of the combined voting power of Borrower's Capital Stock ordinarily having the right to vote at an election of directors;

                  (ii) during any period of twenty-four (24) consecutive
            calendar months, individuals:

            (a) who were directors of Borrower on the first day of such period, or

            (b) whose election or nomination for election to the board of directors of Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of Borrower;

                  (iii) Borrower consolidates with or merges into another Entity or conveys, transfers or leases all or substantially all of its property to any Person, or any Entity consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of Borrower is reclassified or changed into or exchanged for cash, securities or other property; or

                  (iv) other than as a result of a transaction permitted under the terms of this Agreement, Borrower shall cease to own, of record and beneficially, with sole voting and dispositive power, a majority of the outstanding shares of Capital Stock of each of the Guarantors or shall cease to have the power, directly or indirectly, to elect a majority of the members of the board of directors of each of the Guarantors.

      "CLAIMS" has the meaning stated in SECTION 10.7.4.

      "CLOSING DATE" means the date on which the conditions precedent stated in
SECTION 5.1 have been satisfied or waived and this Agreement has become effective, which will be memorialized in a Closing Memorandum executed by the Agent, the Lenders and Borrower in the form of EXHIBIT D.

      "CLOSING MEMORANDUM" means the Closing Memorandum referred to in the definition of "Closing Date" and in SECTION 7.2.14.

      "CMLTD" means principal payments due on Indebtedness during the twelve
(12) months following the determination date.

      "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, or any successor statute.

      "COLLATERAL" means any property owned by any Company and pledged or in which a security interest is granted to the Agent pursuant to the Pledge Agreements, the Security Agreements, the Mortgages and the other Loan Documents to secure the Secured Obligations.

      "COLLATERAL DOCUMENTS" is defined in SECTION 11.13.1.

      "COLLATERAL REPORT" means a report, including a Borrowing Base Report, substantially in the form of EXHIBIT B.

      "COMMON STOCK OF BORROWER" means the Common Stock, par value $0.01 per share, of Borrower.

      "COMPANIES" means Borrower and its Subsidiaries, and "COMPANY" means each of them.

      "CONSOLIDATED REVENUES" means, as of any date of calculation, revenues of the Companies for the twelve-month period ended on such calculation date; PROVIDED that the revenues for all entities which are Subsidiaries as of such calculation date shall be included, even though some of such revenues were earned prior to such entity becoming a Subsidiary of Borrower.

      "CONSOLIDATED TANGIBLE ASSETS" means the total assets of the Companies on a consolidated basis, but excluding therefrom all items that are treated as intangibles under GAAP.

      "CONTINGENT OBLIGATION," as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

      "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in each case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

      "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

      "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person
(i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

      "CURE LOAN" is defined in SECTION 9.2.2.

      "CURRENT PARTS APPRAISAL" has the meaning stated in the definition of "Orderly Liquidation Value."

      "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to

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
            which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) statutory Liens of landlords and Liens of suppliers,
            mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii) Liens incurred or deposits made by a Company, in each case, in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the total value of the assets or property of such Company or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) with respect to Liens securing bonds to stay judgments or issued in connection with appeals, such Liens do not secure at any time an aggregate amount which if paid at such time would result in the occurrence or existence of a Default;

                  (iv) Liens arising with respect to zoning restrictions,
            easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Company;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against any Company which do not constitute a Default under SECTION 8.1.8, and

                  (vi) any interest or title of the lessor in the property
            subject to any operating lease entered into by any Company in the ordinary course of business.

      "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws affecting creditors' rights or remedies.

      "DEFAULT" means an event described in ARTICLE 8.

      "DEFAULT RATE" means a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate plus six and one-half percent (6.50%) and
(b) eighteen percent (18%), but never more than the Maximum Rate, if any Maximum Rate exists and is applicable.

      "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date.

      "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

      "DOMESTIC SUBSIDIARY" means a Subsidiary of Borrower that is created or organized in the United States under the laws of the United States or any state or commonwealth of the United States or the District of Columbia.

      "DOLLAR" and "$" means dollars in the lawful currency of the United
States.

      "EBITDA" means, for any period, on a consolidated basis for the Companies, the sum of the amounts for such period of:

                  (i) Net Income,

            PLUS (ii) Interest Expense, to the extent deducted in computing Net Income,

            PLUS (iii) charges against income for foreign, federal, state and local taxes, to the extent deducted in computing Net Income,

            PLUS (iv) depreciation expense, to the extent deducted in computing Net Income,

            PLUS (v) amortization expense, including amortization of goodwill and other intangible assets to the extent deducted in computing Net Income,

            PLUS (vi) other non-cash charges classified as long-term deferrals in accordance with GAAP, to the extent deducted in computing Net Income,

            MINUS (vii) extraordinary gains (and any nonrecurring unusual gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with GAAP which have been included in the determination of Net Income),

            PLUS (viii) non-cash extraordinary losses (and any non-cash nonrecurring unusual losses arising in or outside of the ordinary course of business not included in extraordinary losses determined in accordance with GAAP),

            PLUS (ix) loan fees payable to the Agent or the Lenders under the Loan Documents which are not included in Interest Expense,

            PLUS (x) for the month of December 2000, the lesser of (A) One Million Five Hundred Thousand Dollars ($1,500,000) and (B) the amount actually charged by Borrower to the reserve for bad debts in December 2000,

            MINUS (xi) income tax benefits or Tax Refunds, to the extent included in computing Net Income.

EBITDA shall be calculated for any period by including the actual amount for the applicable period ending on such day, including the EBITDA attributable to Permitted Acquisitions occurring during such period, on a PRO FORMA basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter, in Borrower's reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by Borrower, broken down by fiscal quarter in Borrower's reasonable judgment.

      "EFFECTIVE DATE" means September 30, 2000.

      "ELIGIBILITY CRITERIA FOR ACCOUNTS" means the enforceable and outstanding Accounts of each Obligor that are subject to Lender Liens but EXCLUDING:

            (a) the portion of any Account due more than ninety (90) days after the respective invoice's issue date;

            (b) the portion of any Account against the payment of which the Account debtor (i) is entitled to any allowable discount, (ii) owns a corresponding account payable, or (iii) has asserted any defense, setoff or counterclaim;

            (c) any Account on which the Account debtor is an Affiliate, officer or employee of an Obligor;

            (d) any Account not arising out of the sale by an Obligor of inventory or services in the ordinary course of its trade or business;

            (e) unless all actions and documents deemed appropriate by the Agent under applicable Laws have been respectively taken and delivered, any Account owed by the United States government or by the government of any state, county, municipality, or other political subdivision as to which a Lender Lien on it or the Agent's ability to obtain direct payment of the proceeds of it is governed by the Federal Assignment of Claims Act of 1940 or any other Law other than the applicable UCC;

            (f) any Account owed by an Account debtor that is not Solvent or is subject to proceedings under any Debtor Relief Laws;

            (g) any Account which either the Agent or Required Lenders elect, in their sole respective discretion and effective upon ten-days advance notice to Borrower, to exclude because of the Account debtor's unsatisfactory financial condition, payment record, or reputation;

            (h) any Account subject to a Lien that is not a Lender Lien;

            (i) all of the Accounts owed by an Account debtor if more than twenty-five percent (25%) of the aggregate Accounts owed by that Account debtor and its Affiliates are outstanding more than ninety (90) days after the respective invoice dates;

            (j) the portion of Accounts owed by any Account debtor and its Affiliates in excess of twenty-five percent (25%) of the total Eligible Domestic Accounts owned by Obligors; and

            (k) credits owed to account debtors which have been outstanding more than ninety (90) days from date of credit.

      "ELIGIBILITY CRITERIA FOR INVENTORY" means any and all inventory of truck, tractor and trailer parts and new and used trucks, tractors and trailers of Obligors, valued on the same basis and utilizing the same methodology used for inventory on the December 31, 1999 financial statements referred to in SECTION 6.4, whether now owned or hereafter acquired by an Obligor, which are held for sale or lease to customers of any Obligor in the ordinary course of business, and which are subject to Lender Liens, but EXCLUDING the following:

            (a) inventory which is obsolete, not in good condition or not either currently usable or currently salable in the ordinary course of the business of the Obligors;

            (b) inventory which the Agent determines, in the exercise of Agent's sole discretion, exercised in accordance with the Agent's customary business practices, to be unacceptable due to age, type, category and/or quantity;

            (c) inventory which is not subject to internal control and management procedures acceptable to the Agent;

            (d) inventory subject to a Lien that is not a Lender Lien;

            (e) inventory which is stored or placed with a bailee, consignee, warehouseman, supplier, lessor or similar party;

            (f) inventory delivered to an Obligor on consignment;

            (g) parts which have been incorporated into a truck, tractor or trailer;

            (h) cores of alternators, generators and the like which have not been rebuilt or restored to good operating condition (commonly known as "dirty cores");

            (i) trucks, tractors and trailers which are used in the business of any Obligor and which are not held for sale or lease to customers; and

            (j) trucks, tractors and trailers which are leased to (not owned by) an Obligor and subleased to a customer.

      "ELIGIBLE DOMESTIC ACCOUNTS" means Accounts which meet all of the Eligibility Criteria for Accounts, but excluding any Account on which the Account debtor is Foreign.

      "ELIGIBLE DOMESTIC NEW VEHICLE INVENTORY" means any and all new trucks, tractors and trailers which are held for sale or lease to customers, which are located in the United States at one of the locations designated on SCHEDULE 6.14.4, which are owned by an Obligor and which meet the Eligibility Criteria for Inventory.

      "ELIGIBLE DOMESTIC PARTS INVENTORY" means any and all inventory of truck, tractor and trailer parts and inventory of used trucks, tractors and trailers held for sale or lease to customers which meet all of the Eligibility Criteria for Inventory and which are located in the United States at one of the locations designated on SCHEDULE 6.14.4.

      "ELIGIBLE FOREIGN ACCOUNTS" means Accounts (a) which meet all of the Eligibility Criteria for Accounts, (b) on which the Account debtors are Foreign and (c) with respect to which an Ex-Im Bank Guaranty has been obtained by Borrower or a Foreign Subsidiary and is in full force and effect at the time in question.

      "ELIGIBLE FOREIGN INVENTORY" means inventory of truck, tractor and trailer parts (a) which meet all of the Eligibility Criteria for Inventory, (b) which are located outside the United States at one of the locations designated on
SCHEDULE 6.14.5 and (c) with respect to which an Ex-Im Bank Guaranty has been obtained by Borrower or a Foreign Subsidiary and is in full force and effect at the time in question.

      "ENTITY" means a corporation, limited liability company, association, partnership of any kind, organization, trust, estate, sole proprietorship, benefit plan, joint venture or other entity or any division of any of the foregoing.

      "ENVIRONMENTAL CONDITIONS" means, with respect to any Company or Affiliate of any Company, (a) any course of conduct or operating practice with respect to matters governed by or regulated under Environmental Laws, and (b) any pollution, contamination, damage or injury caused by, related to or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or Release of a Hazardous Substance.

      "ENVIRONMENTAL INVESTIGATION" means any health, safety or environmental site assessment, investigation, study, review, audit, compliance audit or compliance review conducted at any time or from time to time (whether at the request of the Agent or any Lender, upon the order or request of any Authority, at the voluntary instigation of any Company or Affiliate of any Company or otherwise) concerning any Real Property or the business operations or activities of any Company or Affiliate of any Company, including (i) air, soil, groundwater or surface-water sampling and monitoring, (ii) plans, studies or reports concerning any cleanup, remediation, detoxification, closure or other corrective action and (iii) any health, safety or environmental compliance audit or review.

      "ENVIRONMENTAL LAW" means any applicable Law that relates to (a) the prevention or control of pollution or protection of air, ground or surface water, soil or other environmental media, (b) the environment or natural resources, (c) safety or health, including exposure to Hazardous Substances, (d) the regulation of any Hazardous Substances or the generation, handling, treatment, storage, disposal, discharge, emission, Release or transportation of any solid, gaseous or liquid waste or (e) the Release or threatened Release of Hazardous Substances. "Environmental Law" includes CERCLA, OSHA, the Hazardous Materials Transportation Act (49 U.S.C.ss. 5101 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 ET SEQ.), the Clean Water Act (33 U.S.C.ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C.ss.7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss. 136 ET seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 ET SEQ.), the Safe Drinking Water Act (42 U.S.C.ss. 300f ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.), and state and local Laws, and any future enacted or adopted Laws, in each case, now existing or hereafter adopted, which are analogous to any of the preceding referenced statutes or any Laws promulgated, issued or imposed pursuant to any of the preceding referenced statutes.

      "ENVIRONMENTAL LIABILITY" means any liability, loss, fine, penalty, charge, lien, damage, cost or expense of any kind to the extent that it results directly or indirectly, in whole or in part, (i) from the violation of any Environmental Law, (ii) from the Release or threatened Release of any Hazardous Substance, (iii) from removal, remediation or other actions in response to the Release or threatened Release of any Hazardous Substance, (iv) from actual or threatened damages to natural resources, (v) from the imposition of injunctive relief or other orders related in any manner to Environmental Laws or Hazardous Substances, (vi) from personal injury, death or property damage which occurs or is alleged to have occurred as a result of any Company's use, storage or handling, or the Release or threatened Release, of a Hazardous Substance, or
(vii) from any Environmental Investigation.

      "ENVIRONMENTAL LIEN" means a lien in favor of any Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Authority in response to, a Release or threatened Release of a Hazardous Substance into the environment.

      "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, such as the New Jersey "Industrial Site Recovery Act," the Illinois "Responsible Property Transfer Act" and other analogous Laws.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

      "EXCESS CASH FLOW" means, for any period, with respect to the Companies, and without duplication, an amount equal to the sum of (i) EBITDA (ii) PLUS extraordinary cash gains (and any nonrecurring unusual cash gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with GAAP which were deducted in calculating EBITDA) for such period other than gains from Asset Sales, (III) MINUS Fixed Charges for such period, (iv) MINUS Tax Refunds received by any Company during such period to the extent included in cash gains.

      "EXCHANGE ACT" means the Securities Exchange of 1934, as amended from time to time including (unless the context otherwise requires) any rules and regulations promulgated thereunder.

      "EX-IM BANK GUARANTY" means a Credit Guarantee Facility of at least $5 million from the Export-Import Bank of the United States, acceptable in form and substance to the Agent and all Lenders, covering Accounts for which the Account debtor is Foreign and inventory of truck, trailer and tractor parts located outside the United States.

      "EXISTING CREDIT AGREEMENT" is defined in the recitals on the first page hereof.

      "EXISTING EURODOLLAR RATE LOANS" means any Eurodollar Rate Loans as defined in and outstanding under the Existing Credit Agreement on the Closing Date.

      "EXISTING REVOLVING LOANS" means the Revolving Loans as defined in and outstanding under the Existing Credit Agreement on the Closing Date.

      "FAIR VALUE" means, with respect to any asset, the value of the relevant asset as of the date of acquisition or sale determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "FIXED CHARGE COVERAGE RATIO" is defined in Section 7.4.1.

      "FIXED CHARGES" for any period means the sum of the following: (a) Interest Expense during such period, PLUS (b) loan fees payable to the Agent or the Lenders under the Loan Documents during such period to the extent not included in Interest Expense, PLUS (c) for each calendar quarter, one fourth (or, for each month, one twelfth) of the CMLTD (other than payments due on the Loans) for the twelve (12) months beginning on the first day of such quarter or month or the principal payments (other than payments or prepayments on the Loans) actually paid during such calendar quarter or month, whichever is greater, PLUS (d) Two Hundred Fifty Thousand Dollars ($250,000) per month commencing January 31, 2001 as the pro forma CMLTD for the Term Loans, PLUS (e) Capital Expenditures during such period, PLUS (f) Taxes actually paid in cash during such period.

      "FOREIGN" means, in respect of any Person, a Person (a) that is not created or organized in the United States under the laws of the United States or of any state or commonwealth of the United States or the District of Columbia or
(b) whose principal place of business or residence is outside the United States.

      "GAAP" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.4, PROVIDED that all pro forma financial statements reflecting Acquisitions shall be prepared in accordance with the requirements established by the SEC for acquisition accounting for reporting acquisitions by public companies (whether or not such Acquisitions are required to be publicly reported).

      "GOVERNMENTAL ACTS" is defined in SECTION 3.9.1.

      "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

      "GUARANTORS" means (i) all of Borrower's Domestic Subsidiaries as of the Closing Date, and (ii) any other New Subsidiaries which satisfy the provisions of SECTION 7.3.6(B) and hereafter execute a Guaranty Supplement, and their respective successors and assigns.

      "GUARANTY" means that certain Guaranty dated as of June 24, 1998, executed by the domestic Subsidiaries of Borrower at the time, in favor of the Agent, for the ratable benefit of the Lenders, as it has previously, now or hereafter been renewed, extended, modified, supplemented, amended and/or restated from time to time (including the execution of Guaranty Supplements pursuant to this Agreement, the 1998 Credit Agreement and/or the Existing Credit Agreement to add new Guarantors), and as in effect from time to time and any other guaranty of the Obligations executed by a present or future Subsidiary for the benefit of the Agent or the Lenders.

      "GUARANTY SUPPLEMENT" means a supplement to the Guaranty, adding a new Guarantor, pursuant to SECTION 5.1.10 or 7.3.6(B), or, where the context indicates, a Guaranty Supplement executed and delivered pursuant to the Existing Credit Agreement or the 1998 Credit Agreement.

      "HAZARDOUS SUBSTANCE" means (a) any substance that is regulated, or with respect to which any removal, remediation or other response or corrective action or obligation may be imposed, under any Environmental Law, (b) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, hazardous substance, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, dangerous, toxic or hazardous under any Environmental Law, including any hazardous substance within the meaning of ss.101(14) of CERCLA, (c) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other petroleum hydrocarbons, (d) asbestos and asbestos-containing materials in any form, (e) polychlorinated biphenyls, (f) urea formaldehyde foam, or (g) any substance the presence of which on any Real Property either (i) poses or threatens to pose a hazard to the health or safety of persons or to the environment, or (ii) could reasonably be expected to constitute a health or safety hazard to persons or the environment if such substance migrated from the Real Property.

      "HEDGING AGREEMENT" means any contract with respect to Hedging Obligations entered into by any Company with any Lender (or Affiliate thereof).

      "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including any contract or agreement involving a dollar-denominated or cross-currency interest rate exchange, forward currency exchange, interest rate cap, collar protection, rate swap, basis swap, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, floor, forward rate currency or interest rate options, puts and warrants or any combination of any of the foregoing, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations, (iii) the Agent, the Lenders and the Issuing Bank in respect of all other present and future obligations and liabilities of any Company of every type and description arising under or in connection with this Agreement or any other Loan Document,
(iii) each Indemnitee in respect of the obligations and liabilities of Borrower to such Person hereunder, (iv) each Lender (or affiliate thereof), in respect of all Hedging Obligations of Borrower to such Lender (or such affiliate) as exchange party or counterparty under any Hedging Agreement, (v) Bank One (or any of its Affiliates) in respect of all ACH Obligations, and (vi) their respective successors, transferees and assigns.

      "INDEBTEDNESS" of any Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) reimbursement obligations with respect to letters of credit (other than commercial letters of credit) issued for the account of such Person, (g) Hedging Obligations, (h) Off Balance Sheet Liabilities and (i) Contingent Obligations in respect of obligations of another Person of the type described in the foregoing CLAUSES (A) through (H). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

      "INDEMNIFIED MATTERS" is defined in SECTION 10.7.2.

      "INDEMNITEES" is defined in SECTION 10.7.2.

      "INTEREST EXPENSE" means, for any period, the total interest expense of the Companies, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees), but excluding interest expense payable in Capital Stock issued by Borrower (including amortization of discount), all as determined in conformity with GAAP.

      "INVENTORY" means all inventory of each of the Companies of truck, tractor and trailer parts and new and used trucks, tractors and trailers which are held for sale or lease to customers.

      "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of a significant part of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with Qualified Financial Institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

      "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

      "ISSUING BANKS" means Bank One and any other Lender which, at Borrower's request and with the Agent's consent, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to SECTION
3.1. The designation of any Lender as an Issuing Bank after the Closing Date shall be subject to the prior written consent of the Agent.

      "LAWS" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and all applicable codes, statutes, laws, permits, rules, regulations, laws, ordinances, orders, determinations, judgments, writs, injunctions, decrees and common law and equitable rules and principles of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Authority, as the same may be amended, modified, supplemented or superseded from time to time, including the Securities Act, the Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit, labor or employment law or Environmental Laws.

      "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

      "L/C INTEREST" shall have the meaning ascribed to such term in
 SECTION 3.5.

      "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by Borrower but not yet issued (unless the request for an unissued Letter of Credit has been withdrawn or denied).

      "LENDER LIENS" means valid, first-priority, perfected Liens in favor of the Agent and the Lenders created by the Loan Documents or otherwise created or acquired.

      "LENDERS" means the lending institutions listed on the signature pages of this Agreement and each Lender which subsequently becomes a Lender hereunder pursuant to the provisions hereof, and their respective successors and assigns.

      "LETTER OF CREDIT" means each letter of credit issued by the Issuing Banks pursuant to SECTION 3.1.

      "LIEN" means any lien (statutory or other), mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, security interest or security agreement or preferential arrangements of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "LOANS" means the Term Loans and all Revolving Loans.

      "LOAN ACCOUNT" is defined in SECTION 2.9.1.

      "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Pledge Agreements, the Security Agreements, the Mortgages and all other documents, instruments and agreements heretofore, herewith or hereafter executed in connection therewith or contemplated thereby, as previously, now or hereafter renewed, extended, modified, supplemented, amended and/or restated from time to time.

      "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance or properties of Borrower, or of Borrower and its

Subsidiaries taken as a whole, (b) the ability of Borrower or any of its Subsidiaries to perform its respective obligations under the Loan Documents in any material respect or (c) the ability of the Lenders or the Agent to enforce in any material respect their rights with respect to the Loan Documents or the Collateral.

      "MATERIAL SUBSIDIARY" means (a) any "Significant Subsidiary" as defined in Regulation S-X issued pursuant to the Securities Act and the Exchange Act and
(b) any other Subsidiary of Borrower which accounts for five percent (5%) or more of Borrower's Consolidated Tangible Assets.

      "MAXIMUM RATE" means the maximum nonusurious interest rate that Lenders are permitted to contract for, charge, take, reserve or receive on or with respect to the Obligations under applicable Law. To the extent Texas law may apply to this Agreement, the maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Section 303.201 and Section 303.301 of the Texas Credit Title of the Texas Finance Code, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

      "MORTGAGE" means a mortgage or deed of trust substantially in the form of EXHIBIT M, covering Real Property owned or leased by a Company, securing payment and performance of the Secured Obligations.

      "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either Borrower or any member of the Controlled Group.

      "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Companies on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP.

      "NET PROCEEDS" means the aggregate cash proceeds received by a Company in respect of any Asset Sale (including any cash subsequently received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and Indebtedness (other than the Loans) which is secured by a Lien upon any of the assets being sold and which must be repaid as a result of such Asset Sale.

      "NEW DOMESTIC SUBSIDIARY" is defined in SECTION 7.3.6(B).

      "NEW FOREIGN SUBSIDIARY" is defined in SECTION 7.3.6(B).

      "NEW SUBSIDIARY" means a New Domestic Subsidiary or a New Foreign Subsidiary.

      "NEW PLEDGE AGREEMENT" means a Pledge Agreement substantially in the form of the Pledge Agreements executed and delivered pursuant to the 1998 Credit Agreement and/or the Existing Credit Agreement, with such changes therein as may be deemed reasonably appropriate by Agent.

      "NEW SECURITY AGREEMENT" means a Security Agreement substantially in the form of the Security Agreements executed and delivered pursuant to the Existing Credit Agreement, with such changes therein as may be deemed reasonably appropriate by Agent.

      "NON PRO RATA LOAN" is defined in SECTION 9.2.

      "NOTICE OF ASSIGNMENT" is defined in SECTION 13.3.2.

      "NOTES" means the Term Notes and the Revolving Notes.

      "OBLIGATIONS" means (a) all Loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to the Agent, any Lender, any Affiliate of the Agent or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, (b) any of the foregoing amounts that would become due but for the operation of 11 U.S.C. ss.502 and 503 or any other provision of Title 11 of the United States Code, (c) pre- and post-maturity interest on any of the foregoing, including all post-petition interest under any Debtor Relief Law and
(d) renewals, extensions, rearrangements and modifications of any character whatsoever of any the foregoing. The term includes all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to any Obligor under this Agreement or any other Loan Document.

      "OBLIGOR" means Borrower and each Subsidiary who has executed a Guaranty, a Security Agreement, a Pledge Agreement and/or a Mortgage.

      "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

      "ORDERLY LIQUIDATION VALUE" means, with respect to Eligible Domestic Parts Inventory, (a) until an appraisal satisfactory to the Agent has been received and approved by the Agent pursuant to clause (b) of this definition, fifty four and three-tenths percent (54.3%) of Eligible Domestic Parts Inventory, and (b) after a Current Parts Appraisal has been received and approved by the Agent, the value of Eligible Domestic Parts Inventory if sold in one or more orderly liquidation sales, as determined by an appraiser acceptable to the Agent and reflected in an appraisal made and dated after November 1, 2000 and otherwise in form and content acceptable to the Agent (a "CURRENT PARTS APPRAISAL").

      "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.651 ET SEQ., as amended.

      "OTHER TAXES" is defined in SECTION 2.8.5.

      "PARTICIPANTS" is defined in SECTION 13.2.1.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "PERMITTED ACQUISITION" is defined in SECTION 7.3.6(C).

      "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Companies identified as such on SCHEDULE 1.1.3.

      "PERMITTED EXISTING INVESTMENTS" means the Investments of the Companies identified as such on SCHEDULE 1.1.4.

      "PERMITTED EXISTING LIENS" means the Liens on assets of the Companies identified as such on SCHEDULE 1.1.5.

      "PERMITTED PURCHASE MONEY INDEBTEDNESS" means Permitted Existing Indebtedness created in connection with the acquisition of fixed assets.

      "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement to the extent such replacement, renewal, refinancing or extension (i) does not exceed the aggregate principal amount (plus associated fees and expenses) outstanding at the time of the Indebtedness being replaced, renewed, refinanced or extended,
(ii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms (including terms relating to security, amortization, maturity, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

      "PERMITTED SUBORDINATED INDEBTEDNESS" is defined in SECTION 7.3.1(C).

      "PERSON" means a person, trustee, custodian, executor, administrator, nominee, representative, tribunal, an Authority or an Entity.

      "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

      "PLEDGE AGREEMENTS" means (a) the Pledge Agreement dated as of June 24, 1998 executed by Borrower in favor of the Agent with respect to 100% of the Capital Stock of each of its Subsidiaries (other than Promari) owned as such date; (b) the Pledge Agreement dated as of June 24, 1998 executed by Borrower in favor of the Agent with respect to 65% of the Capital Stock of Promari; (c) the Pledge Agreement dated as of June 24, 1998 executed by Charles W. Carter Co. -- Los Angeles, a California corporation, in favor of the Agent with respect to 100% of the Capital Stock of each of Charles W. Carter Co. -- Arizona, Inc. and Charles W. Carter Co. -- Hawaii, Inc.; (d) the Pledge Agreement dated as of June 24, 1998 executed by Charles W. Carter Co. -- Hawaii, Inc., a Hawaii corporation, in favor of the Agent with respect to 100% of the Capital Stock of K.O.Y. Corp; (e) the Pledge Agreement dated as of June 24, 1998 executed by Plaza Automotive, Inc., a Missouri corporation, in favor of the Agent with respect to 100% of the Capital Stock of each of Brake & Spring, Inc., Missouri Fleet Parts, Inc., Mobile Power & Hydraulics, Inc., and Hardy's Truck Parts, Inc.; (f) the Pledge Agreement dated as of June 24, 1998 executed by The Cook Brothers Companies, Inc., a New York corporation, in favor of the Agent with respect to 100% of the Capital Stock of NEC Leasing, Inc.; (g) the Pledge Agreement dated as of June 24, 1998 executed by TUSA LP, Inc., a Nevada corporation, in favor of the Agent with respect to 100% of the Capital Stock owned by it of TransCom USA Management Co., L.P.; (h) the Pledge Agreement dated as of June 24, 1998 executed by TUSA GP, Inc., a Delaware corporation, in favor of the Agent with respect to 100% of the Capital Stock owned by it of TransCom USA Management Co., L.P.; (i) the Pledge Agreement dated as of June 24, 1998 executed by Transportation Components Company, a Minnesota corporation, in favor of the Agent with respect to 100% of the Capital Stock owned by it of Power Brake of Iowa, Inc., Power Brake Midwest, Inc. and Power Brake of Wisconsin, Inc.; (j) the Pledge Agreement dated as of June 24, 1998 executed by Power Brake of Wisconsin, Inc., a Wisconsin corporation, in favor of the Agent with respect to 100% of the Capital Stock owned by it of Power Brake & Wheel, Inc. and Wisconsin Brake & Wheel, Inc.; (k) the Pledge Agreement dated as of June 24, 1998 executed by TPE, Inc., an Oklahoma corporation, in favor of the Agent with respect to 100% of the Capital Stock owned by it of Perfection Equipment Company; and (l) any pledge agreement executed by any Subsidiary with respect to the Capital Stock of any other Subsidiary executed pursuant to the terms of the Existing Credit Agreement, the 1998 Credit Agreement and/or this Agreement, in each case as previously, now or hereafter renewed, extended, modified, supplemented, amended and/or restated from time to time (including to add additional pledged Capital Stock of additional Subsidiaries).

      "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate of interest charged to any customer). Any change in the Prime Rate shall be effective when and as said prime rate changes.

      "PROMARI" means Proveedor Mayorista al Refaccionario S.A. de C.V., a corporation organized under the laws of Mexico.

      "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Revolving Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Revolving Commitments at such time; PROVIDED that if the Revolving Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share," for each Lender, means the percentage obtained by dividing (x) the sum of L/C Obligations to such Lender and the principal balance of such Lender's Loans by (y) the aggregate principal amount of all Loans and L/C Obligations.

      "PURCHASERS" is defined in SECTION 13.3.1.

      "QUALIFIED FINANCIAL INSTITUTION" means any Lender or any other commercial bank organized under the laws of the United States or any state thereof and having capital and surplus aggregating at least One Billion Dollars ($1,000,000,000).

      "REAL PROPERTY" means any land, buildings, fixtures and other improvements to land now or in the future directly or indirectly owned by any Company or leased to any Company.

      "REGISTER" is defined in SECTION 13.3.3.

      "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

      "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

      "REIMBURSEMENT OBLIGATION" is defined in SECTION 3.6.

      "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater and also means any "release" as defined under any Environmental Law.

      "REPLACEMENT LENDER" is defined in SECTION 2.12.

      "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, PROVIDED that a failure to meet the minimum funding standards of Section

412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%); PROVIDED that, if any Lender has failed to fund its Pro Rata Share of any Revolving Loan requested by Borrower, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Required Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans has not been so cured) whose Pro Rata Shares represent at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED, FURTHER, that, if the Revolving Commitments have been terminated pursuant to the terms of this Agreement, "Required Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of Loans and L/C Obligations are equal to or greater than sixty-six and two-thirds percent (66-2/3%).

      "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of Borrower now or hereafter outstanding, except a dividend payable solely in Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of Borrower or any other Company which is not a Wholly Owned Subsidiary, now or hereafter outstanding, other than in exchange for other Equity Interests of Borrower or a Wholly Owned Subsidiary (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Permitted Subordinated Indebtedness other than in exchange for Equity Interests or Permitted Subordinated Indebtedness of Borrower or a Wholly Owned Subsidiary (other than Disqualified Stock), and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Permitted Subordinated Indebtedness or any Equity Interests of any Company, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

      "REVISED ARTICLE 9" means the complete revision and restatement of Chapter 9 or Article 9 of the UCC now or hereafter in force in the State of Texas or other applicable jurisdiction.

      "REVOLVING COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on SCHEDULE 2.1 opposite its name thereon under the heading "Revolving Commitment" or in the Assignment Agreement by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement.

      "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount, if any, by which the lesser of the Borrowing Base or the Aggregate Revolving Commitment at such time exceeds the Revolving Credit Obligations at such time.

      "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the outstanding principal amount of the Revolving Loans at such time, plus
(ii) the L/C Obligations at such time.

      "REVOLVING LOAN" means, with respect to each Lender, such Lender's portion of each Advance made pursuant to SECTION 2.1.2 (individually a "REVOLVING LOAN" and collectively, the "REVOLVING LOANS").

      "REVOLVING NOTES" means the renewal promissory notes evidencing the Revolving Loans, dated the date hereof (renewing the portion of the Revolving Notes issued pursuant to the 1998 Credit Agreement or the Existing Credit Agreement not converted to Term Notes hereunder), executed by Borrower, one payable to the order of each Lender, in the form of EXHIBIT E, including any amendment, restatement, modification, renewal or replacement of such Revolving Notes, or any of them, and "REVOLVING NOTE" means each of the Revolving Notes.

      "REVOLVING RATE" means a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate plus one percent (1.00%) and (b) the Maximum Rate, if any Maximum Rate exists and is applicable; PROVIDED that, during any period in which the Revolving Credit Obligations exceed Thirty Six Million Five Hundred Thousand Dollars ($36,500,000), that portion of the Revolving Credit Obligations in excess of Thirty Six Million Five Hundred Thousand Dollars ($36,500,000) shall be deemed to be Revolving Loans, and the "Revolving Rate" therefor shall mean a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate plus four percent (4.00%) and
(b) the Maximum Rate, if any Maximum Rate exists and is applicable.

      "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 4.2.

      "SEC" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

      "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all ACH Obligations.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, including (unless the context otherwise requires) any rules and regulations promulgated thereunder.

      "SECURITY AGREEMENTS" means each and every Security Agreement heretofore, now or hereafter executed by any Company, pursuant to which such Company pledges, assigns or grants security interests in all or any part of its assets to the Agent, for the benefit of the Lenders, to secure the Secured Obligations, in each case, as previously, now or hereafter renewed, extended, modified, supplemented, amended and/or restated from time to time (including to add additional Collateral of additional Companies), including the Security Agreements dated as of September 30, 1999 executed by Borrower and several Domestic Subsidiaries (the "1999 SECURITY AGREEMENTS") and including each New Security Agreement executed by a present or future Subsidiary.

      "SINGLE EMPLOYER PLAN" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

      "SOLVENT" means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) such Person has sufficient cash flow to enable it to pay its debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

      "SUBSIDIARY" of a Person means any Entity more than 50% of the Capital Stock of which at the time is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, each reference herein to a "Subsidiary" means a direct or indirect Subsidiary of Borrower.

      "TAX REFUND" means each refund of federal or state Taxes received by any Company.

      "TAXES" means all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Authority, including income, unrelated business income, gross receipts, excise, property, sales, gains, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto (whether or not disputed).

      "TERM LOANS" means the term loans described in SECTION 2.1.1.

      "TERM NOTES" means the promissory notes evidencing the Term Loans, dated the date hereof, executed by Borrower, one payable to the order of each Lender, in the form of EXHIBIT F, including any amendment, restatement, modification, renewal or replacement of such Term Notes, or any of them, and "TERM NOTE" means each of the Term Notes.

      "TERM RATE" means a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate plus two percent (2.00%) and (b) the Maximum Rate, if any Maximum Rate exists and is applicable.

      "TERMINATION DATE" means the earlier of (a) October 31, 2001 and (b) the date of termination of the Revolving Commitments pursuant to this Agreement.

      "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under
Section 4042 of ERISA for the Termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of Borrower or any member of the Controlled Group from a Multiemployer Plan.

      "TRANSFEREE" is defined in SECTION 13.5.

      "UCC" means the Uniform Commercial Code, as adopted and in force in the State of Texas and any other applicable jurisdiction, and includes Revised
Article 9.

      "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

      "UNITED STATES" means the United States of America.

      "UNMATURED DEFAULT" means an event which, except for the lapse of time or the giving of notice, or both, would constitute a Default.

      "WHOLLY OWNED SUBSIDIARY" means a Subsidiary which is wholly owned by Borrower or a Domestic Subsidiary which is itself a Wholly Owned Subsidiary.

      Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP in existence as of the Closing Date.

      1.2 REFERENCES; CONSTRUCTION. The existence throughout the Agreement of references to Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of Borrower set forth herein shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder. All references to "SCHEDULES" and "Exhibits" refer to corresponding Schedules and Exhibits attached to this Agreement unless expressly provided otherwise. All references to `ARTICLES" and `SECTIONS" refer to corresponding Articles and Sections of this Agreement unless expressly provided otherwise. Titles, captions and headings appearing at the beginning of any Articles, Sections or other subdivisions are for convenience only, shall not constitute part of such Articles, Sections or subdivisions and shall be disregarded in construing the language contained therein. The words "THIS AGREEMENT," "HEREIN," "HEREOF," "HEREBY," "HEREUNDER," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided. The term "INCLUDING" (or "INCLUDED" or "INCLUDES") shall be deemed to be followed by the phrase "without limitation." Unless otherwise expressly provided herein, any reference herein to a "DAY" refers to a calendar day. A Person required hereunder or by Law to use "REASONABLE EFFORTS" shall be entitled to take into account such factors that it determines to be relevant, including commerciality, feasibility, and economics. The phrase, "ACCEPTABLE TO THE AGENT," "ACCEPTABLE TO THE LENDERS" and/or "ACCEPTABLE TO THE AGENT AND THE LENDERS," or any similar phrase, or any phrase or provision requiring the consent or approval of the Agent and/or the Lenders, shall be deemed to be followed by "in its (or their) sole and absolute discretion." Monetary references are to currency of the United States. References to any Person include that Person's heirs, personal representatives, successors, trustees, receivers and permitted assigns. References to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it. References to any Loan Document include every renewal and extension of it, amendment, modification and supplement to it, and replacement or substitution for it, as each is made in accordance with the applicable provisions of such Loan Document. The parties hereto have participated jointly in the negotiation and drafting of this Agreement; in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or the relative bargaining power of the parties.

                                    ARTICLE 2

                               THE LOAN FACILITIES

2.1   LOANS.

            2.1.1 TERM LOANS AND TERM NOTES. On the Closing Date, but effective as of the Effective Date, upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, an amount equal to Thirty Six Million Five Hundred Thousand Dollars ($36,500,000) of the Existing Revolving Loans will be automatically converted to Term Loans, with a Pro Rata Share (as defined in the Existing Credit Agreement) allocated to each Lender, in the amount stated beside such Lender's name on Schedule 2.1 in the column entitled "Term Loan." The amount of the Term Loan owed to each Lender will be evidenced by a Term Note in such amount payable to such Lender, in renewal, extension and substitution of and for a portion of the Existing Revolving Loans.

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            2.1.2 REVOLVING LOANS AND REVOLVING NOTES.

            (a) AGREEMENT TO MAKE REVOLVING LOANS. Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, the balance of the Existing Revolving Loans (I.E., the portion not converted to Term Loans pursuant to SECTION 2.1.1) will be automatically converted to Revolving Loans hereunder, and from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time; PROVIDED that at no time shall the Revolving Credit Obligations exceed the lesser of the Borrowing Base or the Aggregate Revolving Commitment at such time. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date.

            (b) BORROWING NOTICE. Borrower may request a Revolving Loan only by delivering (which may be by facsimile transmission) a Borrowing Notice to the Agent, signed by Borrower, which is irrevocable and binding on Borrower and which must be received by the Agent no later than 11:00 a.m. (Chicago time) on the Business Day before the date on which funds are requested ("BORROWING DATE"). The Agent shall promptly notify each Lender of any Borrowing Notice.

            (c) MINIMUM AMOUNT OF EACH ADVANCE. Each Advance (other than an Advance to repay a Reimbursement Obligation pursuant to SECTION 3.6) shall be in a minimum amount equal to the lesser of (i) the Revolving Credit Availability and (ii) Five Hundred Thousand Dollars ($500,000) (and in multiples of One Hundred Thousand Dollars ($100,000) if in excess thereof).

            (d) FUNDING BY LENDERS. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan, in funds immediately available in Chicago, to the Agent. The Agent will promptly make the funds so received from Lenders available to Borrower in Chicago.

            (e) CONVERSION OF EXISTING REVOLVING LOANS. Except for the portion of the Existing Revolving Loans which are converted to Term Loans pursuant to SECTION 2.1.1, on the Closing Date, the Existing Revolving Loans shall be automatically converted to Revolving Loans hereunder and shall be evidenced by a Revolving Note payable to each Lender in the amount of its Existing Revolving Loans minus the Term Loan of such Lender. Each Advance under this SECTION 2.1.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

      2.2 INTEREST ON LOANS.

            2.2.1 INTEREST ON LOANS PRIOR TO MATURITY. Prior to maturity, stated or by acceleration, the outstanding principal balance of all Term Loans shall bear interest at the Term Rate, and the outstanding principal balance of all Revolving Loans shall bear interest at the Revolving Rate.

            2.2.2 DEFAULT INTEREST. After the occurrence and during the continuance of a Default, at the option of the Agent or at the direction of the Required Lenders, the Obligations shall bear interest at the Default Rate, and fees payable with respect to Letters of Credit shall be increased by two percent (2.00%) per annum.

            2.2.3 INTEREST PAYMENT DATES. Accrued interest on the Loans shall be payable on the last day of each month, beginning December 31, 2000.

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
      2.3 PRINCIPAL PAYMENTS; OPTIONAL AND MANDATORY PREPAYMENTS.

            2.3.1 TERM LOAN MONTHLY PRINCIPAL PAYMENTS. The principal balance of the Term Loans shall be payable in installments of an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) per month, commencing January 31, 2001, and on the last day of each month thereafter, to and including September 30, 2001, and a final installment, in the amount of the unpaid principal balance, on October 31, 2001.

            2.3.2 OPTIONAL PAYMENTS. Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Loans in a minimum amount equal to the lesser of (a) Five Hundred Thousand Dollars ($500,000) and in increments of One Hundred Thousand Dollars ($100,000) in excess thereof and (b) the outstanding balance of the Loans, PROVIDED that Borrower may not so prepay Loans unless it shall have provided at least one Business Day's written notice to the Agent of such prepayment.

            2.3.3 MANDATORY PREPAYMENTS.

            (a) REVOLVING CREDIT AVAILABILITY EXCEEDED. If at any time and for any reason the Revolving Credit Obligations are greater than the lesser of the Borrowing Base or the Aggregate Revolving Commitment, Borrower shall immediately make a mandatory prepayment of the Revolving Loans in an amount equal to such excess. On the Termination Date, Borrower shall repay in full the outstanding principal balance of the Revolving Loans.

            (b) ASSET SALES. Promptly following any Asset Sale by a Company, Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of such Asset Sale; PROVIDED that Borrower may accumulate the Net Proceeds of Asset Sales of less than One Hundred Thousand Dollars ($100,000) until each time the accumulated amount equals or exceeds One Hundred Thousand Dollars ($100,000), and at each such time the entire accumulated amount will be paid to the Agent as a prepayment under this SECTION 2.3.3(B).

                  (i) APPLICATION OF NET PROCEEDS UNTIL TERM LOANS PAID IN FULL.
            Until the Term Loans have been paid in full, and prior to a Default, a portion of such Net Proceeds equal to the amount by which the Borrowing Base is reduced as a result of such Asset Sale will be applied to the Revolving Loans, and the remainder of such Net Proceeds will be applied to the Term Loans, pro rata to all remaining installments, including the final installment of the unpaid balance due on October 31, 2001 (I.E., the percentage of Net Proceeds of an Asset Sale to be applied to each installment is the amount of such installment divided by the unpaid balance of the Term Loans).

                  (ii) APPLICATION OF NET PROCEEDS TO REVOLVING LOANS. After the
            Term Loans have been paid in full, and prior to a Default, all such Net Proceeds will be applied to the Revolving Loans, and, if a Default or Unmatured Default has occurred and is continuing, the Revolving Commitments shall be permanently and automatically reduced, ratably among the Lenders, by the amount of such prepayment.

            (c) EXCESS CASH FLOW. As a mandatory prepayment on the Term Loans, Borrower shall pay to the Agent, for the ratable benefit of Lenders, an amount equal to (i) sixty percent (60%) of the Excess Cash Flow, if any, of the Companies for each Subject Quarter (as used herein, "SUBJECT QUARTER" means the quarter ended

      December 31, 2000 and each calendar quarter thereafter), MINUS (ii) the amount of any voluntary prepayment on the Term Loans made during the Subject Quarter which is designated by Borrower as a prepayment of the mandatory prepayment to come due under this Section 2.3.3(c) with respect to the Subject Quarter and is not a payment due under Section 2.3.1 or
      Section 2.3.3(b). Each such prepayment shall be payable within sixty (60) days after the end of each Subject Quarter, other than the last quarter of each fiscal year, which shall be payable within one hundred five (105) days after the end of such quarter.

            (d) TAX REFUNDS. As a mandatory prepayment on the Term Loans, Borrower shall pay to the Agent, for the ratable benefit of Lenders, an amount equal to (i) sixty percent (60%) of each Tax Refund received by any Company immediately after receipt thereof by a Company, which will be applied to the final installment (the unpaid balance of the Term Loans) due on October 31, 2001 but will not reduce the amount of the monthly installments.

      2.4 OPTIONAL REDUCTION OF REVOLVING COMMITMENTS. Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of Five Hundred Thousand Dollars ($500,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of that amount, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED that, if the amount of the Aggregate Revolving Commitment is reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations, Borrower must make a payment on the Revolving Loans equal to the amount of such deficiency. All accrued commitment fees shall be payable on the effective date of any partial or complete reduction of the Aggregate Revolving Commitment.

      2.5 APPLICATION OF PAYMENTS AFTER DEFAULT. Prior to the occurrence of a Default, the Agent shall apply all payments and prepayments in respect of the Obligations in accordance with other provisions hereof. After the occurrence of a Default, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this SECTION 2.5, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

            2.5.1 AGENT ADVANCES FOR OTHER LENDERS. first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or Borrower;

            2.5.2 AGENT ADVANCES FOR BORROWER OBLIGATIONS. second, to pay interest on and then principal of any advance made under Section 10.3 for which the Agent has not then been paid by Borrower or reimbursed by Lenders;

            2.5.3 FEES AND EXPENSES OF AGENT. third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

            2.5.4 FEES AND EXPENSES OF LENDERS. fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuing Banks;

            2.5.5 INTEREST ON LOANS. fifth, to pay interest due in respect of Loans and L/C Obligations;

            2.5.6 PRINCIPAL ON LOANS. sixth, to the ratable payment or prepayment of principal outstanding on Loans and Reimbursement Obligations in such order as the Agent may determine in its sole discretion;

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
            2.5.7 CASH COLLATERAL RESERVE FOR LETTERS OF CREDIT. seventh, to establish a reserve of cash collateral, if appropriate pursuant to SECTION 3.10; and

            2.5.8 OTHER OBLIGATIONS. eighth, to the ratable payment of all other Obligations in such order as the Agent may determine in its sole discretion.

The order of priority set forth in this SECTION 2.5 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders and the Issuing Banks as among themselves. The order of priority set forth in SECTIONS 2.5.1 - 2.5.8, inclusive, may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by Borrower or any other Person. The order of priority set forth in SECTIONS 2.5.1 - 2.5.3 may be changed only with the prior written consent of the Agent.

      2.6 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE 14, or at any other address of the Agent specified in writing by the Agent to Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to ARTICLE 14 or at any other place specified in a notice received by the Agent from such Lender. Borrower authorizes the Agent to charge the account of Borrower maintained with Bank One for each payment of principal, interest, fees and other amounts as it becomes due hereunder.

      2.7 REVOLVING NOTES, TELEPHONIC NOTICES. Each Lender is authorized to record the principal amount of each of its Revolving Loans and each repayment with respect to its Revolving Loans on the schedule attached to its respective Revolving Note; PROVIDED, that the failure to so record shall not affect Borrower's obligations under any such Revolving Note. Borrower authorizes the Lenders and the Agent to extend Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to the Agent a Borrowing Notice, signed by an Authorized Officer, confirming each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

      2.8 INTEREST AND FEE CALCULATIONS; COMMITMENT FEES; AGENT FEE; AMENDMENT FEE.

            2.8.1 COMMITMENT FEES. Borrower shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Commitment shall be terminated in whole, a commitment fee accruing at the rate of one-half of one percent (0.50%) per annum, on the amount by which the Aggregate Revolving Commitment in effect from time to time exceeds the Revolving Credit Obligations outstanding from time to time. All such commitment fees shall be payable monthly in arrears on the last day of each month (with the first such payment being calculated for the period from the Closing Date and ending on December 31, 2000), and, in addition, on the date on which the Aggregate Revolving Commitment shall be terminated in whole.

            2.8.2 AGENT FEE. Borrower agrees to pay to the Agent for the sole account of the Agent the amount of Seventy Five Thousand Dollars ($75,000), payable on the Closing Date.

            2.8.3 AMENDMENT FEE. Borrower shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, an amendment fee in the amount of three-fourths of one percent (0.75%) of the sum on the Closing Date of the outstanding principal balance of the Loans and the L/C Obligations, payable one-third on the Closing Date, one-third on March 31, 2001 and one-third on May 31, 2001. If Borrower pays in full all Obligations and terminates the Revolving Commitments prior to any date on which an installment of the amendment fee is due, such installment and subsequent installments will be waived by the Agent and the Lenders.

            2.8.4 INTEREST AND FEE BASIS. Interest on all Obligations and all fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, interest shall continue to accrue during such extension of time.

            2.8.5 TAXES.

            (a) Any and all payments by Borrower hereunder shall be made free and clear of and without deduction for any and all present or future Taxes or any liabilities with respect thereto including those arising after the Closing Date as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of an Authority or any change in the interpretation or application thereof by an Authority. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.8.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. As used in this SECTION 2.8.5, such Taxes for which Borrower may be liable shall not include Taxes imposed on or measured by any Lender's or the Agent's income by the United States or any Authority of the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized.

            (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

            (c) Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any Authority on amounts payable under this SECTION 2.8.5 paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this SECTION 2.8.5 submitted to Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Authorities, Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

            (d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by Borrower, Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 2.8.5 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

            (f) Without limiting the obligations of Borrower under this SECTION 2.8.5, each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant hereto, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under
      Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to Borrower and the Agent pursuant to this
      SECTION 2.8.5. Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to Borrower and the Agent within fifteen (15) days prior to January 1, 2001, and every third (3rd) anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

                  (i) that such Lender is capable of receiving payments of
            interest hereunder without deduction or withholding of United States federal income tax;

                  (ii) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than Borrower and will not seek any such recovery from Borrower; or

                  (iii) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of an Authority or any change in the interpretation or application thereof by an Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than Borrower.

Each Lender shall promptly furnish to Borrower and the Agent such additional documents as may be reasonably required by Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

      2.9 LOAN AND CONTROL ACCOUNTS.

            2.9.1 LOAN ACCOUNT OF EACH LENDER. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of Borrower owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

            2.9.2 CONTROL ACCOUNT OF AGENT. The Register maintained by the Agent pursuant to SECTION 13.3.3 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder,
      (ii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to SECTION 13.3,
      (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder or under the Notes,
      (iv) the amount of any sum received by the Agent from Borrower hereunder and each Lender's share thereof and (v) all other appropriate debits and credits as provided in this Agreement, including all fees, charges, expenses and interest.

            2.9.3 ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of Borrower's receipt of such information.

      2.10 NON-RECEIPT OF FUNDS BY THE AGENT. Unless Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Loan.

      2.11 TERMINATION DATE. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among Borrower and the Lenders in connection with this Agreement shall have been terminated, all of the Letters of Credit shall have expired, been canceled or terminated and all relevant preference periods have passed, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral.

      2.12 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by Borrower, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, or (ii) requested compensation from Borrower under SECTIONS 2.8.5, 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, or (iii) invoked SECTION 10.2 or
(iv) failed or refused to give a consent or approval recommended by the Agent, then, in any such case, the Agent may make written demand on such Affected Lender for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of SECTION 13.3 acceptable to the Agent ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including its Revolving Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with
SECTION 13.3. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.8.5, 4.1, and 4.2 with respect to such Affected Lender and compensation payable under SECTION 2.8.1 in the event of any replacement of any Affected Lender under CLAUSE (II) or CLAUSE (III) of this SECTION 2.12; PROVIDED that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.8.5, 4.1, 4.2 and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under
SECTION 11.8. Upon the replacement of any Affected Lender pursuant to this
SECTION 2.12, the provisions of SECTION 9.2 shall continue to apply with respect to Advances which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

                                   ARTICLE 3

                          THE LETTER OF CREDIT FACILITY

      3.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Borrower herein set forth, each Issuing Bank hereby agrees to issue for the account of Borrower through such Issuing Bank's branches as it and Borrower may jointly agree, one or more Letters of Credit in accordance with this ARTICLE 3, from time to

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
time during the period, commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

            3.1.1 LETTERS OF CREDIT OUTSTANDING UNDER THE EXISTING CREDIT AGREEMENT. All Letters of Credit outstanding under the Existing Credit Agreement on the Closing Date shall continue to be Letters of Credit outstanding hereunder, subject to compliance with the terms and conditions of this Agreement.

      3.2 DATES AND AMOUNTS. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

            3.2.1 LIMITATION ON AMOUNT. Issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the lesser of the Borrowing Base or the Aggregate Revolving Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed Two Million Five Hundred Thousand Dollars ($2,500,000); or

            3.2.2 EXPIRATION DATE. Issue any Letter of Credit which has an expiration date later than the date which is one (1) year after the date of issuance thereof; PROVIDED that, if the expiration date of any Letter of Credit is after October 31, 2001, cash collateral must be posted pursuant to SECTION 3.10 at the time of issuance of the Letter of Credit; or

            3.2.3 CURRENCY AND PLACE OF PAYMENT. Issue any Letter of Credit which is not payable in Dollars at a location in the United States.

      3.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

            3.3.1 LETTER OF CREDIT REQUEST. Borrower shall have delivered to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of Exhibit G hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be reasonably required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

            3.3.2 NO LEGAL PROCEEDINGS. As of the date of issuance no order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from an Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

If any provision in a letter of credit application delivered in connection with the foregoing is inconsistent with or more restrictive than a provision contained in this Agreement, the provisions contained in this Agreement shall control.

      3.4 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

            3.4.1 ISSUANCE OF LETTER OF CREDIT. Subject to the terms and conditions of this ARTICLE 3 and PROVIDED that the applicable conditions set forth in SECTIONS 5.1 and 5.2 have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of

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
Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in SECTION 5.2 have been satisfied unless it shall have received notice to the contrary from the Agent or a Lender or has knowledge that the applicable conditions have not been met.

            3.4.2 NOTICE TO AGENT. The applicable Issuing Bank shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, PROVIDED that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

            3.4.3 NO EXTENSION OR AMENDMENT OF LETTER OF CREDIT. No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this
      Section 3.4 are met as though a new Letter of Credit was being requested and issued.

      3.5 LETTER OF CREDIT PARTICIPATION. Unless a Lender shall have notified the Issuing Bank, prior to its issuance of a Letter of Credit, that any applicable condition precedent set forth in SECTIONS 5.1 and 5.2 had not then been satisfied, immediately upon the issuance of each other Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Lender shall make payment to the Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this
Section 3.5 shall be unconditional, continuing, irrevocable and absolute; PROVIDED that the obligation of each Lender shall not extend to payments made under a Letter of Credit resulting from the Issuing Bank's Gross Negligence or willful misconduct in honoring any L/C Draft. In the event that any Lender fails to make payment to the Agent of any amount due under this SECTION 3.5, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this SECTION 3.5.

      3.6 REIMBURSEMENT OBLIGATION. Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 3.6, Borrower shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans, and the proceeds of the Advance shall be used to repay such Reimbursement Obligation. If, for any reason, Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the Default Rate.

      3.7 LETTER OF CREDIT FEES. Borrower agrees to pay (i) monthly, in arrears, on the last day of each month, to the Agent a letter of credit fee at a rate of two percent (2%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit, from which 0.125% shall be payable to the applicable Issuing Bank for its sole account as a fronting fee and the balance of which shall be payable to the Agent for the ratable benefit of the Lenders, except as set forth in SECTION 9.2, and (ii) to the Agent for the benefit of each Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Banks with respect to standby and commercial Letters of Credit, payable at the time of invoice of such amounts.

      3.8 ISSUING BANK REPORTING REQUIREMENTS. In addition to the notices required by SECTION 3.4.2, each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by Borrower during such month. In addition, upon the request of the Agent, each Issuing Bank shall furnish to the Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Letters of Credit.

      3.9 INDEMNIFICATION, EXONERATION.

            3.9.1 INDEMNITY BY BORROWER. In addition to amounts payable as elsewhere provided in this Article 3, Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

            3.9.2 ALLOCATION OF RISK. As among Borrower, the Lenders, the Agent and the Issuing Banks, Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by Borrower at the time of request for any Letter of Credit, neither the Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
      (iii) for failure of the beneficiary of a Letter of Credit to comply duly

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
with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Banks and the Lenders, including any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this SECTION 3.9.

            3.9.3 EXCULPATION OF ISSUING BANK. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Agent or any Lender under any resulting liability to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

            3.9.4 SURVIVAL OF PROVISIONS. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

      3.10 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, Borrower shall, upon the Agent's demand, deliver to the Agent, for the benefit of the Lenders and the Issuing Banks, cash collateral equal to the aggregate outstanding L/C Obligations. In addition, if the Revolving Credit Availability at any time after the Revolving Commitments have been terminated and the Revolving Loans have been paid in full is less than the amount of L/C Obligations outstanding at such time, Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability. In addition, if any Letter of Credit is issued with an expiration date after October 31, 2001, Borrower shall, at the time of issuance, deliver to the Agent, for the benefit of the Lenders and the Issuing Bank, cash collateral equal to the amount of such Letter of Credit. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders and the Issuing Banks as collateral security for Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine.

                                   ARTICLE 4

                             CHANGE IN CIRCUMSTANCES

      4.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after September 30, 2000 and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to September 30, 2000), or any interpretation or application thereof

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
by any Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

            4.1.1 TAXES. To the extent not otherwise covered pursuant to the provisions of SECTION 2.8.5, subjects any Lender to any Taxes or withholding on or from payments due from Borrower (excluding, in the case of each Lender and the Agent, such Taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Agent's, as the case may be, income by the United States or any Authority of the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

            4.1.2 RESERVE REQUIREMENTS. Imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender with respect to its Loans, L/C Interests or the Letters of Credit, or

            4.1.3 OTHER CONDITIONS. Imposes any other condition the result of which is to increase the cost to any Lender of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender in connection with Loans or Letters of Credit, or requires any Lender to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by Borrower of written demand by such Lender pursuant to
SECTION 4.3, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Commitment.

      4.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender or any Entity controlling such Lender is increased as a result of a "CHANGE" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by Borrower of written demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after September 30, 2000 in the "RISK-BASED CAPITAL GUIDELINES" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to September 30, 2000, or (ii), any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after September 30, 2000 and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Entity controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on September 30, 2000, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled

"International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to September 30, 2000.

      4.3 LENDER STATEMENTS: SURVIVAL OF INDEMNITY. Each Lender requiring compensation pursuant to SECTION 2.8.5 or to this ARTICLE 4 shall use its reasonable efforts to notify Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to, such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, Law, policy, rule, guideline or directive; PROVIDED that the failure to so notify Borrower shall not affect Borrower's obligations under this SECTION
4.3. Any demand for compensation pursuant to this ARTICLE 4 shall be in writing and shall state the amount due, if any, under SECTION 4.1 or 4.2 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in SECTIONS 4.1 and 4.2 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                                   ARTICLE 5

                              CONDITIONS PRECEDENT

      5.1 INITIAL ADVANCES AND LETTERS OF CREDIT. This Agreement shall not become effective, and the Lenders shall not be obligated to convert the Existing Revolving Loans to Term Loans and Revolving Loans hereunder or issue any Letters of Credit or purchase any participations therein, unless (i) no law, regulation, order, judgment or decree of any Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to,
(A) enjoin, prohibit or restrain the transactions contemplated hereby or (B) impose or result in a Material Adverse Effect; (ii) there shall have occurred no material adverse change in the primary and secondary loan syndication markets or capital markets generally or in the business or prospects of the Companies, and
(iii) Borrower has furnished to the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent and the Lenders:

            5.1.1 ORGANIZATION DOCUMENTS; RESOLUTIONS. Copies, certified by the Secretary or Assistant Secretary of each Obligor, of its articles or certificate of incorporation (which copies for Borrower shall be certified as of a recent date by the appropriate governmental officer in its respective jurisdiction of incorporation), its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

            5.1.2 INCUMBENCY CERTIFICATE. An incumbency certificate, executed by the Secretary or Assistant Secretary of each Obligor, which shall identify by name and title and bear the signature of the officers of such Obligor authorized to sign the Loan Documents and, in the case of Borrower, to request Loans and Letters of Credit hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by Borrower;

            5.1.3 COMPLIANCE CERTIFICATE. A certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer or treasurer of Borrower, (i) stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing, and (ii) setting forth the calculation of the financial covenants set forth herein as of the Closing Date (or such other date as is acceptable to the Agent and the Lenders);

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
            5.1.4 CASH FLOW PROJECTIONS. Projections made by Borrower after November 30, 2000 of estimated cash receipts and expenditures for December 2000 and for the twelve (12) months ending December 31, 2001;

            5.1.5 BORROWING BASE REPORT. A Borrowing Base Report as of the end of the month immediately preceding the Closing Date and as of the end of the week immediately preceding the Closing Date;

            5.1.6 OPINION OF COUNSEL TO OBLIGORS. Written opinion of counsel to Obligors, addressed to the Agent and the Lenders, in substantially the form attached as Exhibit H;

            5.1.7 REVOLVING NOTE. A Revolving Note payable to the order of each Lender;

            5.1.8 TERM NOTE. A Term Note payable to the order of each Lender;

            5.1.9 AFFIRMATION OF CERTAIN LOAN DOCUMENTS. An Affirmation Agreement in the form of EXHIBIT N, with respect to the Guaranty heretofore executed (or adopted by a supplement) by each of the Guarantors, the Security Agreement executed by each Obligor which has executed a Security Agreement and the Pledge Agreement executed by each Obligor which has executed a Pledge Agreement;

            5.1.10 GUARANTY SUPPLEMENT. A Guaranty Supplement in the form of EXHIBIT K executed by each Domestic Subsidiary which has not executed a Guaranty or a Guaranty Supplement pursuant to the Existing Credit Agreement or the 1998 Credit Agreement;

            5.1.11 SECURITY AGREEMENTS. A New Security Agreement executed by each Domestic Subsidiary which has not executed a Security Agreement;

            5.1.12 PLEDGE AGREEMENTS. A New Pledge Agreement executed by each Domestic Subsidiary which has not executed a Pledge Agreement;

            5.1.13 VEHICLE CERTIFICATES OF TITLE. Originals of certificates of title, manufacturer's certificates of origin or other appropriate title documents for all new and used vehicles, trucks, tractors and trailers owned by any Company and not held for sale as inventory, together with such other executed documentation as the Agent may request to enable the Agent to note the Lender Liens thereon;

            5.1.14 STOCK CERTIFICATES OF SUBSIDIARIES. Original stock certificates representing one hundred percent (100%) of the outstanding Capital Stock of all Domestic Subsidiaries and sixty-five percent (65%) of the outstanding Capital Stock of all Foreign Subsidiaries, together with duly executed stock powers with respect thereto;

            5.1.15 NOTES EVIDENCING INTERCOMPANY ADVANCES. A promissory note executed by each Company in form and substance and in an amount acceptable to the Agent, payable to the order of each other Company which has or is likely to make an advance to the maker, evidencing all existing and all estimated future advances by each Company to each other Company, endorsed to the order of the Agent, for the benefit of the Lenders, as additional Collateral under the Security Agreement and/or Pledge Agreement executed by each Obligor;

            5.1.16 UCC-1 FINANCING STATEMENTS. Any and all UCC-1 financing statements and other perfection documents and instruments requested by the Agent or any Lender;

            5.1.17 MORTGAGES. Duly executed and acknowledged Mortgage covering each parcel of Real Property owned or leased by any Company.

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
            5.1.18 SURVEYS. A current, ALTA as-built boundary survey of the real estate and improvements comprising each parcel of Real Property, reflecting no material encroachments, and otherwise satisfactory to the Agent and each Lender;

            5.1.19 ENVIRONMENTAL ASSESSMENTS. A Phase I environmental assessment by an environmental consulting firm acceptable to the Agent and the Lenders, as of a date acceptable to the Agent and the Lenders and in form, substance and coverage acceptable to the Agent and the Lenders, reflecting no Environmental Conditions or potential violations of Environmental Laws that, in the opinion of the Agent or any Lender, could result in material Environmental Liabilities for any Obligor, the Agent or any Lender;

            5.1.20 TITLE INSURANCE. A mortgagee policy of title insurance in an amount acceptable to the Agent and the Lenders and issued by a title insurance company acceptable to the Agent insuring that the Lien created by the Mortgage on each parcel of Real Property creates a valid, first and prior Lien on such Real Property in favor of the Agent and the Lenders, subject to no prior or equal Liens (other than Liens acceptable to the Agent and the Lenders and easements, building restrictions, liens for Taxes not yet due and payable and other similar encumbrances which are not of a material nature and do not secure Indebtedness);

            5.1.21 LANDLORD WAIVERS AND ESTOPPEL CERTIFICATES. Landlord waivers and estoppel certificates in form and substance acceptable to the Agent and the Lenders, executed by each landlord of each parcel of Real Party leased to a Company;

            5.1.22 MORTGAGEE ESTOPPEL CERTIFICATES. Estoppel certificates from each Person with a Permitted Existing Lien on any parcel of Real Property, including an agreement of each such Person that (a) such Person's Lien will be subordinate and inferior to the Liens granted to Lenders insofar as such Lien covers any equipment, inventory or other property of any Company other than real estate, improvements and fixtures and (b) such Person will give reasonable notice to the Agent of any default with respect to such Person's Lien and an opportunity to cure the default or purchase at par the obligation secured by such Lien;

            5.1.23 COMMON STOCK PURCHASE WARRANT. A Common Stock Purchase Warrant in the form of Exhibit L, issued by Borrower to the Agent, on behalf of the Lenders, dated and delivered on the Closing Date, but subject to defeasance and cancellation if all of the Obligations are paid in full prior to September 30, 2001 and the Lenders have no further commitments or obligations hereunder, which Warrant shall grant the Lenders the right to purchase an amount of Common Stock of Borrower equal to three percent (3%) of the outstanding Common Stock of Borrower on the Closing Date for a price per share equal to the average closing price of the Common Stock of Borrower on the New York Stock Exchange for the thirty
      (30) trading days preceding the Closing Date, with an expiration date of September 30, 2011, demand registration rights, piggyback registration rights and anti-dilution protection all as provided in Exhibit L; and

            5.1.24 OTHER DOCUMENTS. Such other documents and items as the Agent or any Lender or its counsel may reasonably request.

            5.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance, issue any Letter of Credit or purchase any participation therein, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

            5.2.1 NO DEFAULT. There exists no Default or Unmatured Default; and

            5.2.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 6 are true and correct as of such Borrowing Date (unless such representation and warranty expressly relates to an earlier date or is no longer true solely as a result of transactions permitted by this Agreement).

      Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by Borrower that the conditions contained in SECTIONS 5.2.1 and 5.2.2 have been satisfied. If any Lender has a reasonable basis for believing a Default or Unmatured Default may have occurred and is continuing or that Borrower is not able to make one or more of the representations and warranties set forth in ARTICLE 6, such Lender may require a duly completed officer's certificate in substantially the form of EXHIBIT I hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT J hereto as a condition to making an Advance or the issuance of any Letter of Credit.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

      Borrower, and each Subsidiary by executing a Loan Document, jointly and severally represent and warrant as follows to each Lender and the Agent as of the Closing Date, and thereafter on each date as required by Section 5.2:

      6.1 ORGANIZATION; CORPORATE POWERS. Each Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

      6.2 AUTHORITY.

            6.2.1 AUTHORITY. Each Company has the requisite power and authority
      (i) to execute, deliver and perform each of the Loan Documents which are to be executed by it or which have been executed by it as required by this Agreement on or prior to the Closing Date and (ii) to file the Loan Documents which must be filed by it or which have been filed by it as required by this Agreement on or prior to the Closing Date with any Authority.

            6.2.2 CORPORATE ACTION. The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents which must be executed or filed by any Company or which have been executed or filed as required by this Agreement on or prior to the Closing Date and to which any Company is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Companies, and such approvals have not been rescinded. No other corporate action or proceedings on the part of any Company is necessary to consummate such transactions.

            6.2.3 ENFORCEABILITY. Each of the Loan Documents to which any Company is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect, and the Companies have, and, to the best knowledge of the Companies, all other parties thereto have, performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any material covenant by any such party exists thereunder.

      6.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the Loan Documents to which any Company is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of such Company, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Law (including any Environmental Property Transfer Act) or Contractual Obligation of such Company, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Company, other than Liens permitted by the Loan Documents, or (iv) require any approval of such Company's shareholders except such as have been obtained. The execution, delivery and performance of each of the Loan Documents to which any Company is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained, or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      6.4 FINANCIAL STATEMENTS. The December 31, 1999, and September 30, 2000, consolidated financial statements of the Companies heretofore delivered to the Lenders (i) were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby (except as otherwise expressly noted therein), (ii) fairly present the consolidated financial condition of the Companies as of the dates thereof and the results of operations for the periods covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of each Company as of the dates thereof.

      6.5 NO MATERIAL ADVERSE CHANGE. Other than the occurrence of certain defaults under the Existing Credit Agreement (which are being waived concurrently herewith), matters related to operations which have affected Companies' industry generally, the impact upon operations and financial results associated with amending and restating the Existing Credit Agreement with this Agreement and the anticipated impact of Borrower's common stock being delisted from the New York Stock Exchange, since December 31, 1999, there has occurred no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

      6.6 TAXES.

            6.6.1 TAX EXAMINATIONS. All material deficiencies which have been asserted against any Company as a result of any federal, state, local or foreign Tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in Borrower's consolidated financial statements to the extent, if any, required by GAAP.

            6.6.2 PAYMENT OF TAXES. All Tax returns and reports of each Company required to be filed have been timely filed, and all Taxes which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with GAAP or for which the failure to file could not reasonably be expected to have a Material Adverse Effect. Borrower has no knowledge of any proposed Tax assessment against any Company that will have or could reasonably be expected to have a Material Adverse Effect.

      6.7 LITIGATION; LOSS CONTINGENCIES; VIOLATIONS OF LAWS. There is no action, suit, proceeding, arbitration or (to the knowledge of any Company after diligent inquiry) investigation before or by any Authority or private arbitrator pending or, to Borrower's knowledge after diligent inquiry, threatened against any Company or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Loan Documents or (ii) which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Companies prepared and delivered pursuant to SECTION 6.4 for the fiscal period during which such material loss contingency was incurred. No Company is (A) in violation of any applicable Laws which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Authority which will have or could reasonably be expected to have a Material Adverse Effect.

      6.8 SUBSIDIARIES. SCHEDULE 6.8 to this Agreement (i) contains a description as of the Closing Date (or as of the date of any supplement thereto) of the corporate structure of the Companies and any other Person in which any Company holds an Equity Interest; and (ii) accurately sets forth as of the Closing Date (or as of the date of any supplement thereto) (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which Borrower and each other Company are qualified to transact business as a foreign corporation, (B) for each Subsidiary of Borrower which is not a wholly-owned Subsidiary, the authorized, issued and outstanding shares of each class of Capital Stock of such Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of each Company in any Person that is not a corporation. None of the issued and outstanding Capital Stock of any Company is subject to any redemption or repurchase agreement. The outstanding Capital Stock of each Company is duly authorized, validly issued, fully paid and nonassessable. Borrower has no Subsidiaries other the Entities set forth on SCHEDULE 6.8.

      6.9 ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and, if so requested, furnished to the Lenders, is complete, and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, in either event which could result in any material liability. Neither Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code, in either case involving any material amount, on or before the due date for such installment or other payment. Neither Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. No Company maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Companies are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. No Company nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject any Company to material liability. Neither Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject Borrower to material liability. No Company is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject Borrower or any Guarantor to material liability. No Company has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. For purposes of this SECTION 6.9 "material" means any noncompliance or basis for liability which could reasonably be likely to subject any Company to liability individually or in the aggregate for all such matters in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

      6.10 ACCURACY OF INFORMATION. The information, exhibits and reports furnished by or on behalf of Borrower and each other Company to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Companies contained in the Loan Documents and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

      6.11 SECURITIES ACTIVITIES. No Company is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      6.12 MATERIAL AGREEMENTS. No Company is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect. No Company has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

      6.13 COMPLIANCE WITH LAWS. The Companies are in compliance with all Laws applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

      6.14 ASSETS AND PROPERTIES. Each Company has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Authority affecting such assets), except where the failure to have any such title will not have or could not reasonably be expected to have a Material Adverse Effect, and all such assets and property are free and clear of all Liens, except Liens permitted under SECTION 7.3.3. Substantially all of the assets and properties owned by, leased to or used by each Company are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any transaction contemplated under any such agreement, will affect any right, title or interest of any Company in and to any of its assets in a manner that will have or could reasonably be expected to have a Material Adverse Effect.

            6.14.1 REAL PROPERTY. SCHEDULE 6.14.1 contains an accurate description of all Real Property owned by any Company.

            6.14.2 REAL ESTATE LEASES. SCHEDULE 6.14.2 contains an accurate description of all Real Property leases and subleases in which any Company is lessor, sublessor, lessee or sublessee.

            6.14.3 EQUIPMENT LEASES. SCHEDULE 6.14.3 contains an accurate and complete list of all leases of equipment under which any Company is the lessor, sublessor, lessee or sublessee.

            6.14.4 LOCATIONS OF ELIGIBLE DOMESTIC INVENTORY. SCHEDULE 6.14.4 contains an accurate and complete list of the addresses in the United States where any inventory of any Company is located, including Eligible Domestic Parts Inventory and Eligible New Vehicle Inventory.

            6.14.5 LOCATIONS OF ELIGIBLE FOREIGN INVENTORY. Schedule 6.14.5 contains an accurate and complete list of addresses outside the United States where any inventory of any Company is located, including Eligible Foreign Inventory.

      6.15 STATUTORY INDEBTEDNESS RESTRICTIONS. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal, state or local statute, ordinance or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

      6.16 INSURANCE. The insurance policies and programs of the Company include coverage that is reasonably consistent with prudent industry practice.

      6.17 LABOR MATTERS. As of the Closing Date, to the knowledge of any Company, there are no material labor disputes to which any Company may become a party, including any strikes, lockouts or other disputes relating to such Persons' plants and other facilities.

      6.18 ENVIRONMENTAL MATTERS.

            6.18.1 COMPLIANCE WITH LAWS. The operations of the Companies comply in all material respects with Environmental Laws;

            6.18.2 PERMITS. The Companies have all material permits, licenses or other authorizations required under Environmental Laws and are in material compliance with such permits, licenses and other authorizations;

            6.18.3 NO PROCEEDINGS. No Company nor any property or operations of any Company, or, to the best knowledge of each Company, any previously owned property or operations, are subject to or the subject of, any investigation known to any Company, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental Laws; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Hazardous Substance into the environment or from the unlawful use, handling, storage or disposal of a Hazardous Substance, and, to the best knowledge of each Company, there are no Environmental Conditions that could constitute the basis for any such investigation, proceeding, claim, order, judgment or decree;

            6.18.4 NO HAZARDOUS WASTE SITES. There is not now, nor to the best knowledge of any Company has there ever been on or in the property of any Company any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that in the case of any of the foregoing could be reasonably expected to result in any material claims or liabilities; and

            6.18.5 NO RELEASES. No Company has any material Contingent Obligation in connection with any Release or threatened Release of a Hazardous Substance into the environment.

For purposes of this SECTION 6.18, "material" means any noncompliance or basis for liability which could reasonably be expected individually or in the aggregate to have a Material Adverse Effect or result in liability, individually or in the aggregate, in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

      6.19 BENEFITS. Each Company will benefit from the financing arrangement established by this Agreement. The Agent and the Lenders have stated and Borrower acknowledges that, but for the agreement by each of the Guarantors to execute and deliver the Guaranty, reaffirmations, supplements and modifications thereof, the Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

                                    ARTICLE 7

                                    COVENANTS

      Borrower, and each Subsidiary by executing a Loan Document, jointly and severally covenant and agree that so long as any Revolving Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

      7.1 REPORTING. Borrower shall:

      7.1.1 FINANCIAL REPORTING. Furnish to the Lenders:

            (a) MONTHLY REPORTS. As soon as practicable, and in any event within thirty (30) days after the end of each month (including a month which is the end of a fiscal quarter or a fiscal year), the consolidated and consolidating balance sheets of the Companies as of the end of such month and the related consolidated and consolidating statements of income and cash flows of the Companies for such month and for the period from the beginning of the then current fiscal year to the end of such month, certified by the chief financial officer of Borrower on behalf of Borrower as fairly presenting the consolidated and consolidating financial position of the Companies as of the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

            (b) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter (including a quarter which is the end of a fiscal year), the consolidated and consolidating balance sheets of the Companies as of the end of such fiscal quarter and the related consolidated and consolidating statements of income and cash flows of the Companies for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of Borrower on behalf of Borrower as fairly presenting the consolidated and consolidating financial position of the Companies as of the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

            (c) ANNUAL REPORTS. As soon as practicable, and in any event within one-hundred and five (105) days after the end of each fiscal year, (a) the consolidated balance sheet of the Companies as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Companies for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year and (b) an audit report on the items listed in CLAUSE (A) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Companies as of the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this CLAUSE (II) shall be accompanied by any management letter prepared by the above-referenced accountants.

            (d) COMPLIANCE CERTIFICATE. Together with each delivery of any financial statement, a compliance certificate, substantially in the form of EXHIBIT J, signed by Borrower's chief financial officer or treasurer, setting forth calculations for the period then ended, which demonstrate compliance, when applicable, with the provisions of SECTION 7.4, and certifying that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (e) QUARTERLY CASH FLOW REPORT. Within forty-five (45) days after the end of each calendar quarter (the "REPORTED QUARTER"), (i) projections of the estimated cash receipts and expenditures for each of the two calendar quarters immediately following the Reported Quarter (except that, if a projection was previously delivered for the first of such two calendar quarters, only revisions need to be reported) and (ii) a report of the actual cash receipts and expenditures for the Reported Quarter, including a comparison of the projection previously delivered pursuant to this SECTION 7.1.1(D) for the Reported Quarter.

            (f) QUARTERLY EXCESS CASH FLOW CALCULATION. Within forty-five (45) days after the end of each Subject Quarter (as defined in SECTION 2.3.3(C)), a certificate of the chief financial officer of Borrower, calculating the Excess Cash Flow, if any, for the Subject Quarter.

            (g) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. On or before August 31, 2001, a plan and forecast (including a projected balance sheet, income statement, statement of expected cash receipts and expenditures and a written plan for repayment of the Obligations) of the Companies for the upcoming 12-month period prepared in such detail as shall be reasonably satisfactory to the Agent and Required Lenders.

            7.1.2 COLLATERAL AND BORROWING BASE REPORTS. Borrower shall provide the Agent with a written report as of Wednesday of each week (to be delivered on the following Monday) and as of the end of each month (to be delivered by the fifteenth (15th) day of the following month) reflecting activity for each month or week, as the case may be (THE "COLLATERAL REPORT"), in the form of EXHIBIT B, containing the following information:

                  (a) a true and correct summary, in form and detail
            satisfactory to the Agent, of (i) the current balance of all domestic (weekly and monthly report) and foreign (monthly report only) Accounts, (ii) all Accounts which have ceased to be Eligible Domestic Accounts or Eligible Foreign Accounts since the most recent Collateral Report and (iii) all Accounts with respect to which any setoff, counterclaim or dispute has been asserted by any Account debtor or any allegation of delayed performance or nonperformance has been made by any Account debtor, and, in addition, at any time, upon request by the Agent or any Lender, a true, complete, correct and current listing of all domestic and foreign Accounts and collections thereon and/or a true, complete and correct listing of all Accounts of the nature described in clauses (ii) and (iii) preceding, transmitted electronically in a form which can be read on-screen and/or downloaded and printed;

                  (b) a true and correct summary, by location, of all Inventory
            (whether located in the United States or elsewhere) (weekly and monthly report for domestic Inventory and monthly report for foreign Inventory), all returns of any such Inventory, all credits issued by any Company and all complaints and claims against any Company, and, in addition, at any time, upon request by the Agent or any Lender, a true, complete, correct and current listing of all Inventory (whether located in the United States or elsewhere), transmitted electronically in a form which can be read on-screen and/or downloaded and printed;

                  (c) a true and correct calculation of the Borrowing Base; and

                  (d) such additional information as the Agent or any Lender may request.

      For the weekly Borrowing Base calculation, Borrower will use values as of week-end for Accounts and for Eligible Domestic New Vehicle Inventory and values for Eligible Domestic Parts Inventory and Eligible Foreign Inventory reflected on the most recent month-end Collateral Report. For the month-end Borrowing Base calculation, values for Accounts and all such Inventory as of the end of the month for which the calculation is being made will be used. In satisfying the exclusion required by paragraph (b) of the definition of "Eligibility Criteria for Accounts," (i) for the month-end Borrowing Base calculation, Borrower will use actual numbers for each Account, and (ii) for the weekly Borrowing Base calculation, Borrower may, at the beginning of each quarter, calculate a dilution percentage (which must be reasonably acceptable to the Agent) based on historical experience for the prior quarter and apply that dilution percentage on a pro rata basis for each weekly Borrowing Base calculation throughout the current quarter.

            7.1.3 NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or the Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1.5, deliver to the Agent and the Lenders a notice specifying

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      (a) the nature and period of existence of any such claimed default,
      Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action Borrower has taken, is taking and proposes to take with respect thereto.

            7.1.4 LAWSUITS. (i) Promptly upon any chief executive officer, chief operating officer, chief financial officer, treasurer, controller or general counsel of Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Company or any property of any Company, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances could reasonably be expected to have a Material Adverse Effect, give written notice thereof to the Agent and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE
      (I) of this SECTION 7.1.4, upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (I) above or disclosed in any filing with the SEC and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

            7.1.5 ERISA NOTICES. Deliver or cause to be delivered to the Agent and the Lenders, at Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                  (a) (i) within ten (10) Business Days after Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of Borrower describing such Termination Event and the action, if any, which Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (ii) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject Borrower or any member of the Controlled Group to liability individually or in the aggregate in excess of One Million Five Hundred Thousand Dollars ($1,500,000), a written statement of the chief financial officer of Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (b) within ten (10) Business Days after any Company obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred which could result in material liability, a statement of the chief financial officer of Borrower describing such transaction and the action which such Company has taken, is taking or proposes to take with respect thereto;

                  (c) within ten (10) Business Days after any Company receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (d) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all

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
            communications received by Borrower or a member of the Controlled Group with respect to such request;

                  (e) within ten (10) Business Days after receipt by Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (f) within ten (10) Business Days after receipt by Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (g) within ten (10) Business Days after Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

                  (h) within ten (10) Business Days after Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, together with, in each such case, a description of the circumstances of such termination or possible termination.

For purposes of this SECTION 7.1.5, each Company shall be deemed to know all facts known by the Administrator of any Plan of which Borrower or any other Company is the plan sponsor.

            7.1.6 LABOR MATTERS. Notify the Agent and the Lenders in writing, promptly upon Borrower's learning thereof, of (i) any material labor dispute to which any Company may become a party, including any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability incurred under the Worker Adjustment and Retraining Notification Act with respect to the closing of any plant or other facility of any Company.

            7.1.7 OTHER INDEBTEDNESS. Deliver to the Agent (i) a copy of each notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of any Company to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication regarding potential or actual defaults received by any Company from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by such Company.

            7.1.8 OTHER REPORTS. Deliver or cause to be delivered to the Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by Borrower to its securities holders or filed with the SEC by Borrower, all press releases made available generally by any Company to the public concerning material developments in the business of any Company and all notifications received from the SEC by any Company pursuant to the Exchange Act (other than customary comment letters received in connection with registration statements or other routine communications between the SEC and Borrower).

            7.1.9 ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten (10) days after receipt by any Company, a copy of (i) any notice or claim to the effect that any

      Company is or may be liable to any Person as a result of the Release or threatened Release by any Company or any other Person of any Hazardous Substance into the environment or as a result of the use, handling, storage or disposal of a Hazardous Substance, and (ii) any notice alleging any violation of any Environmental Laws by any Company if, in either case, such notice or claim, or the event to which the notice or claim relates, could reasonably be expected to have a Material Adverse Effect or result in liability, individually or in the aggregate, in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

            7.1.10 OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent or any Lender, prepare and deliver to the Agent and the Lenders such other information with respect to any Company or the Collateral as from time to time may be reasonably requested by the Agent or any Lender.

      7.2 AFFIRMATIVE COVENANTS.

            7.2.1 CORPORATE EXISTENCE, ETC. Except for mergers permitted pursuant to SECTION 7.3.8, each Company shall at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

            7.2.2 CORPORATE POWERS; CONDUCT OF BUSINESS. Each Company will qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. Each Company will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

            7.2.3 COMPLIANCE WITH LAWS, ETC. Each Company shall (a) comply with all Laws and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits, licenses and authorizations necessary for its operations and maintain such permits, licenses and authorizations in good standing unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

            7.2.4 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. Each Company shall pay (i) all Taxes imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 7.3.3) upon any Company's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such Taxes referred to in CLAUSE (I) above or claims referred to in CLAUSE (II) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any other Person other than the consolidated return of Borrower.

            7.2.5 INSURANCE. Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs reflecting coverage that is reasonably consistent with prudent industry practice. SCHEDULE 7.2.5 is an accurate and complete schedule of all insurance coverage of the Companies as of the Closing Date.

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
            7.2.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Each Company shall permit any authorized representative(s) designated by either the Agent or any Lender to visit and inspect any of the properties of any Company, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; PROVIDED, that while no Default or Unmatured Default exists, all of the foregoing shall be at the expense of the Agent or Lenders, as applicable; PROVIDED, FURTHER, that any of the foregoing conducted while an Unmatured Default exists which Unmatured Default is cured prior to its maturing into a Default shall be at the expense of the Agent or Lenders, as applicable. Borrower shall keep and maintain, and cause each of Borrower's Subsidiaries to keep and maintain, in a material respects, proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, Borrower, upon the Agent's request, shall turn over any such records to the Agent or its representatives.

            7.2.7 ERISA COMPLIANCE. Each Company will establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where the failure to comply will not or could not reasonably be expected to subject the Companies to liability individually or in the aggregate in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

            7.2.8 MAINTENANCE OF PROPERTY. Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this
      SECTION 7.2.8 shall prevent Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Agent or the Lenders.

            7.2.9 ENVIRONMENTAL COMPLIANCE. Each Company shall comply with all Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect or result in liability, individually or in the aggregate, in excess of One Million Five Hundred Thousand Dollars ($1,500,000). No Company shall allow any Environmental Condition under its control to exist that could become the basis of a proceeding or investigation, pertaining to (i) the Release or threatened Release by any Company of any Hazardous Substance into the environment or
      (ii) the liability of any Company arising from the Release or threatened Release by any other Person of any Hazardous Substance into the environment or the use, handling, storage or disposal of a Hazardous Substance, which, in either case, has or is reasonably likely to have a Material Adverse Effect or result in liability, individually or in the aggregate, in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

            7.2.10 USE OF PROCEEDS. Borrower shall use the proceeds of the Loans to (i) provide funds for the additional working capital needs and other general corporate purposes of the

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      Companies and (ii) fund Permitted Acquisitions. No Company shall use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition.

            7.2.11 ADDITION OF GUARANTORS; ADDITION OF PLEDGED CAPITAL STOCK. Borrower shall cause each New Domestic Subsidiary and each New Foreign Subsidiary to comply with the provisions of SECTION 7.3.6(B), and all Liens created pursuant thereto must be Lender Liens.

            7.2.12 FURTHER ASSURANCES. From time to time, the Agent may require that each Obligor reaffirm the grant of the Lender Liens and take such additional or further actions as the Agent may deem necessary or appropriate to eliminate prior encumbrances or perfect such liens and security interests (whether or not such prior encumbrances or failures to perfect shall have been approved or consented to previously by the Agent).

            7.2.13 FIELD AUDITS. Upon reasonable request and at least five (5) days advance notice (but during the pendency of a Default or Unmatured Default, no advance notice is required), each Company shall allow the Agent or any Lender (or their respective representatives) to inspect any of that Company's properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations and to discuss any of its affairs, conditions and finances with the Companies' representatives and with other creditors of the Companies from time to time, during reasonable business hours (but during the pendency of an Event of Default, at any time). Without limiting the foregoing, the Companies shall allow the Agent and the Lenders and their representatives to perform field examinations and audits to assess and confirm the accuracy and value of the Borrowing Base assets and to test such systems and controls of the Companies as they deem appropriate. Borrower shall reimburse the Agent at customary rates per auditor and examiner and shall reimburse the Agent and each Lender for the reasonable out-of-pocket expenses incurred in connection with each such field examination or audit, except that Borrower's reimbursement obligation will be limited to two field examinations and audits during any 12-month period and any follow-up examinations or audits to review or address matters of concern raised during earlier audits or examinations (PROVIDED that such limitation shall not apply after the occurrence and during the continuation of a Default or Unmatured Default).

            7.2.14 POST-CLOSING SATISFACTION OF CONDITIONS PRECEDENT. In the event some of the conditions precedent required by SECTION 5.1 are not satisfied on the Closing Date and the Agent and the Lenders decide in their sole and absolute discretion to execute the Closing Memorandum and agree that this Agreement has become effective, then all unsatisfied conditions precedent will be specified in the Closing Memorandum, and Borrower agrees to complete all of the unsatisfied conditions precedent to the satisfaction of the Agent and the Lenders within thirty (30) days after the Closing Date.

            7.2.15 INDEPENDENT CONSULTANT. An independent financial consulting firm or accounting firm will be retained by legal counsel to the Agent, on behalf of Lenders, to examine and review the operations, financial records, business plans and financial controls of the Companies from time to time and report to the Agent and the Lenders with respect thereto. The Agent will be responsible for paying the fees and expenses of such consulting or accounting firm, and Borrower shall reimburse the Agent on demand from time to time for such fees (estimated (without any assurance) to be Seventy Five Thousand Dollars ($75,000) for the initial examination and review) and expenses.

            7.2.16 INTERCOMPANY ADVANCES. If at any time a Company makes an advance to another Company and such advance is not already evidenced by a promissory note pledged to the Agent for the benefit of the Lenders, the recipient of such advance shall promptly execute a promissory note in form and substance and in an amount acceptable to the Agent, payable to the order of the

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
      Company making the advance to the maker, evidencing all existing and all estimated future advances by the payee to the maker, endorsed by the payee to the order of the Agent, for the benefit of the Lenders, and delivered to the Agent as additional Collateral under the Security Agreement and/or Pledge Agreement executed by each Obligor.

      7.3 NEGATIVE COVENANTS.

            7.3.1 INDEBTEDNESS. No Company shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

                  (b) Permitted Existing Indebtedness and Permitted Refinancing
            Indebtedness;

                  (c) unsecured subordinated indebtedness incurred by Borrower with the consent of Required Lenders, upon terms and conditions satisfactory to the Agent and Required Lenders (such Indebtedness being referred to herein as "PERMITTED SUBORDINATED INDEBTEDNESS");

                  (d) Indebtedness in respect of obligations secured by
            Customary Permitted Liens; (e) Indebtedness constituting Contingent Obligations in respect of Indebtedness otherwise permitted hereunder;

                  (f) Indebtedness arising from intercompany loans from Borrower to any Controlled Subsidiary or from any Subsidiary to Borrower or any Controlled Subsidiary; PROVIDED, that in each case such Indebtedness is subordinated upon terms satisfactory to the Agent to the obligations of the Companies with respect to the Obligations and is evidenced by a promissory note in form and substance and in an amount acceptable to the Agent, payable to the order of the Company which made the advance to the maker, evidencing all existing and all estimated future advances by the payee to the maker, endorsed to the order of the Agent, for the benefit of the Lenders, and delivered by the payee as additional Collateral under the Security Agreement and/or Pledge Agreement executed by the payee;

                  (g) guaranties by Borrower of Indebtedness permitted to be incurred by any Subsidiary;

                  (h) Indebtedness in respect of Hedging Obligations permitted by SECTION 7.3.16;

                  (i) Indebtedness with respect to surety, appeal and
            performance bonds obtained by any Company in the ordinary course of business;

                  (j) Indebtedness arising under the Guaranty;

                  (k) Indebtedness of a Subsidiary consisting of tax-advantaged industrial revenue bond, industrial development bond or other similar financings assumed in connection with (but not incurred in connection with or in anticipation of) a Permitted Acquisition;

                  (l) reimbursement obligations not to exceed Five Hundred
            Thousand Dollars ($500,000) in the aggregate with respect to letters of credit issued by a finance affiliate of an insurance company with respect to insurance obligations incurred in the ordinary course of business in accordance with historical practice;

                  (m) Indebtedness (other than Hedging Obligations permitted by
            SECTION 7.3.16) incurred by Foreign Subsidiaries not exceeding an aggregate of One Million Dollars ($1,000,000) at any time outstanding but only if Borrower and its Domestic Subsidiaries (other than AmParts International, Inc.) have no liability of any kind or character with respect thereto;

                  (n) Off Balance Sheet Liabilities under any sale and leaseback transactions where NEC Leasing, Inc., subleases the vehicles that are the subject of such transactions to a Person that is not an Affiliate of Borrower; and

                  (o) other unsecured Indebtedness incurred for a purpose other than the purchase of inventory not exceeding an aggregate of One Million Dollars ($1,000,000) at any time outstanding.

            7.3.2 SALES OF ASSETS. No Company shall sell, assign, transfer, lease, convey or otherwise dispose of any property (including the stock of any Company), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (a) sales of inventory in the ordinary course of business and on ordinary business terms;

                  (b) the disposition in the ordinary course of business of
            equipment that is obsolete, excess or no longer useful in the business of any Company; and

                  (c) sales by NEC Leasing, Inc., of vehicles at the conclusion of their respective leases;

                  (d) sales by NEC Leasing, Inc., of its portfolio of vehicle leases if the consideration is at least eighty percent (80%) cash and is for not less than Fair Value;

                  (e) sales, assignments, transfers, leases, conveyances or
            other dispositions of other assets (including sales of stock of a Company) if such transaction:

                        (i) is for consideration consisting of at least 80% of
                  cash; and

                        (ii) for all such transactions, (1) is for not less than
                  Fair Value, and (2) is approved by the Agent and Required Lenders.

      The Net Proceeds of all asset dispositions pursuant to SECTIONS 7.3.2(B) and 7.3.2(C) will be paid to the Agent as a mandatory prepayment on the Obligations pursuant to SECTION 2.3.3(B).

            7.3.3 LIENS. No Company shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except,

                  (a) Permitted Existing Liens;

                  (b) Customary Permitted Liens;

                  (c) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness; PROVIDED, that such Liens shall not apply to any property of any Company other than that purchased or subject to such Capitalized Lease;

                  (d) Liens securing Indebtedness assumed in connection with a
            Permitted Acquisition and Liens securing Indebtedness permitted by
            SECTION 7.3.1(K) (PROVIDED, that such Liens shall not apply to any Company other than that purchased or directly financed in connection with such Indebtedness) and Liens securing Indebtedness permitted by
            SECTION 7.3.1(N);

                  (e) Liens on assets of Foreign Subsidiaries securing
            Indebtedness permitted by SECTION 7.3.1(M); and

                  (f) Liens securing the Obligations or Secured Obligations.

      In addition, no Company shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Holders of Secured Obligations, as collateral for the Obligations; PROVIDED that any agreement, note, indenture or other instrument in connection with Liens permitted pursuant to SECTIONS 7.3.3(A), 7.3.3(C) and 7.3.3(D) may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Holders of Secured Obligations on the items of property subject to such Lien.

            7.3.4 INVESTMENTS. Except to the extent permitted pursuant to
      SECTION 7.3.6, no Company shall directly or indirectly make or own any Investment except:

                  (a) Investments in Cash Equivalents;

                  (b) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

                  (c) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) Investments consisting of deposit accounts maintained by a
            Company in the ordinary course of business in connection with its cash management system;

                  (e) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by SECTION 7.3.2;

                  (f) Investments consisting of intercompany loans from any
            Subsidiary to Borrower or any other Subsidiary permitted by SECTION 7.3.1(F);

                  (g) Investments in a New Subsidiary of Borrower if permitted by SECTION 7.3.6(B);

                  (h) Investments constituting Permitted Acquisitions; and

                  (i) Investments in addition to those referred to elsewhere in this SECTION 7.3.4 in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding;

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PROVIDED that the investments described in SECTIONS 7.3.4(E), 7.3.4(H) and
7.3.4(I) shall not be made if either a Default or Unmatured Default shall have occurred and be continuing on the date of making such Investment or would result therefrom on the date of making such Investment.

            7.3.5 RESTRICTED PAYMENTS. No Company shall declare or make any Restricted Payment without the prior written consent of the Agent and Required Lenders.

            7.3.6 CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS.

                  (a) No Company shall engage in any business other than the businesses engaged in on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  (b) Borrower may create, acquire and/or capitalize a new
            Domestic Subsidiary (a "NEW DOMESTIC SUBSIDIARY") or a new Foreign Subsidiary (a "NEW FOREIGN SUBSIDIARY") but, in each case, only with the consent of the Agent and Required Lenders and subject to such limitations on activities and assets of each New Subsidiary as may be acceptable to the Agent and Required Lenders; PROVIDED that upon the creation or acquisition of each New Subsidiary, Borrower (i) shall deliver to the Agent for pledge under the Pledge Agreement executed by Borrower certificates representing all of the outstanding Capital Stock if it is a New Domestic Subsidiary or sixty-five percent (65%) of the outstanding Capital Stock if it is New Foreign Subsidiary, together with duly executed stock powers with respect thereto, (ii) shall cause each New Domestic Subsidiary to promptly deliver to the Agent an executed counterpart of a Guaranty Supplement to become a Guarantor under the Guaranty, a New Security Agreement covering all of its assets other than Real Property, a New Pledge Agreement covering all outstanding Capital Stock of any Domestic Subsidiary and sixty-five percent (65%) of all outstanding Capital Stock of any Foreign Subsidiary owned by such New Domestic Subsidiary (together with duly executed stock powers with respect thereto) and a Mortgage if such New Domestic Subsidiary owns or leases any Real Property and (iii) shall deliver appropriate corporate resolutions, opinions and other documentation in form and substance satisfactory to the Agent with respect to Borrower, each such New Subsidiary and the foregoing documents executed by each. All New Subsidiaries that are Material Subsidiaries must be directly wholly owned by Borrower or a Domestic Subsidiary. After the formation or acquisition of any New Subsidiary permitted hereunder, if requested by the Agent, Borrower shall provide a supplement to
            SCHEDULE 6.8 to this Agreement.

                  (c) No Company may make any other Acquisition, or enter into a letter of intent, agreement in principle or binding agreement to make an Acquisition, without the prior written consent of the Agent and all Lenders. If the Agent and the Lenders consent to a Company entering into a letter of intent or agreement in principle to make an Acquisition, neither such Company nor any other Company will enter into a binding agreement with respect to such Acquisition without obtaining an additional prior written consent of the Agent and the Lenders. Any Acquisition to which the Agent and the Lenders consent pursuant to this SECTION 7.3.6(C) is herein called a "PERMITTED ACQUISITION."

            7.3.7 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Company shall directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of Borrower, or with any Affiliate of Borrower which is not its Subsidiary, on

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
      terms that are less favorable to any Company than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

            7.3.8 RESTRICTION ON FUNDAMENTAL CHANGES. No Company shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of business or property of a Company, whether now or hereafter acquired, except (i) transactions permitted under SECTIONS 7.3.2 or 7.3.6; (ii) the merger of a Subsidiary of Borrower into a Person acquired in connection with a Permitted Acquisition; (iii) the merger of a wholly-owned Subsidiary of Borrower with and into Borrower; and (iv) the merger of a Subsidiary of Borrower with another Subsidiary of Borrower; PROVIDED that, (i) with respect to any such permitted mergers involving any Guarantor, the surviving corporation in the merger shall also be or become a Guarantor; and (ii) after the consummation of any such transaction, Borrower shall be in compliance with the provisions of
      SECTION 7.2.11.

            7.3.9 SALES AND LEASEBACKS. Other than the lease transactions described on Schedule 6.14.3, no Company shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which a Company sold or transferred or is to sell or transfer to any other Person, or (ii) which a Company intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by a Company to any other Person in connection with such lease, unless (i) the sale involved is not prohibited under Section 7.3.2, (ii) the lease does not involve Indebtedness prohibited under Section 7.3.1, (iii) the Agent and Required Lenders consent to such transaction and (iv) the Net Proceeds of such transaction are paid to the Agent as a mandatory prepayment on the Obligations pursuant to SECTION 2.3.3(B), or unless such property is a vehicle that is subleased by NEC Leasing, Inc., to a Person that is not an Affiliate of Borrower.

            7.3.10 MARGIN REGULATIONS. No Company shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

            7.3.11 ERISA. Borrower shall not

                  (a) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (c) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any Controlled Group member to
            terminate, any Benefit Plan which would result in any liability of Borrower or any Controlled Group member under Title IV of ERISA;

                  (e) fail to make any contribution or payment to any
            Multiemployer Plan which Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (f) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
            Section 412 of the Code on or before the due date for such installment or other payment; or

                  (g) amend, or permit any Controlled Group member to amend, a
            Plan resulting in an increase in current liability for the plan year such that Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code, except where such transactions, events, circumstances, or failures will not have or are not reasonably likely to subject the Companies to liability individually or in the aggregate in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

            7.3.12 ISSUANCE OF EQUITY INTERESTS. Borrower shall not issue any Equity Interests if as a result of such issuance a Change of Control shall occur. No Subsidiary shall issue any Equity Interests other than to Borrower.

            7.3.13 CORPORATE DOCUMENTS. No Company shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the Closing Date in any manner adverse in any material respect to the interests of the Lenders, without the prior written consent of the Required Lenders.

            7.3.14 FISCAL YEAR. Neither Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

            7.3.15 SUBSIDIARY COVENANTS. Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to Borrower or any other Subsidiary, make loans or advances or other Investments in Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to Borrower or any other Subsidiary.

            7.3.16 HEDGING OBLIGATIONS. No Company shall incur any Hedging Obligations without the prior written consent of the Agent and Required Lenders other than Hedging Obligations not exceeding Two Million Five Hundred Thousand Dollars ($2,500,000) at any time outstanding incurred by Foreign Subsidiaries with respect to currency fluctuations so long as Borrower and its Domestic Subsidiaries (other than Amparts International, Inc.) have no liability of any kind or character with respect thereto.

            7.3.17 AMPARTS INTERNATIONAL. Amparts International, Inc., will not own any material amount of assets other than stock of Foreign Subsidiaries.

            7.4 FINANCIAL COVENANTS. Borrower shall comply with each of the following financial covenants.

            7.4.1 FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO"), calculated as of the last day of each month for the three month period ended on such last day, of (i) the sum of
      (a) EBITDA for such three-month period, PLUS (b) a percent (sixty-five percent (65%) with respect to December 31, 2000 and January 31 and February 28, 2001, fifty percent (50%) with respect to March 31 and April 30, 2001 and forty percent (40%) with respect to May 31, 2001 and thereafter) of the consolidated cash balances of the Companies on

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
      such last day to (ii) Fixed Charges for such three-month period equal to or more than the following (for example, "more than" means that 0.75 to 1.00 is "more than" 0.70 to 1.00):

      MINIMUM FIXED CHARGE
        COVERAGE RATIO               PERIOD
      --------------------           ------
      0.60 to 1.00                   December 31, 2000 through February 28, 2001

      0.95 to 1.00                   March 31, 2001 and April 30, 2001

      1.00 to 1.00                   May 31, 2001 and thereafter

            7.4.2 CAPITAL EXPENDITURES. The Companies will not expend, or be committed to expend, for Capital Expenditures, (a) during December 2000, an amount in excess of Three Hundred Thousand Dollars ($300,000), nor (b) during any month during the calendar year 2001, an amount in excess of the lesser of (i) Two Hundred Thousand Dollars ($200,000) (the "MONTHLY TARGET") plus any unexpended portion of the Monthly Target for prior months in 2001 and (ii) Five Hundred Thousand Dollars ($500,000); PROVIDED that no such Capital Expenditure may be made if to do so would result in a violation of SECTION 7.4.1.

            7.4.3 MINIMUM CUMULATIVE EBITDA. The EBITDA of the Companies for each period stated below shall not be less than the amounts stated beside such period:

      -------------------------------------------------------------------
                        PERIOD                                 EBITDA
      -------------------------------------------------------------------
        One month ending January 31, 2001                      $380,000
      -------------------------------------------------------------------
        Two months ending February 28, 2001                    $651,000
      -------------------------------------------------------------------
        Three months ending March 31, 2001                   $1,560,000
      -------------------------------------------------------------------
        Four months ending April 30, 2001                    $2,080,000
      -------------------------------------------------------------------
        Five months ending May 31, 2001                      $3,134,000
      -------------------------------------------------------------------
        Six months ending June 30, 2001                      $4,073,000
      -------------------------------------------------------------------
        Seven months ending July 31, 2001                    $4,759,000
      -------------------------------------------------------------------
        Eight months ending August 31, 2001                  $6,045,000
      -------------------------------------------------------------------
        Nine months ending September 30, 2001                $6,182,000
      -------------------------------------------------------------------
        Ten months ending October 31, 2001                   $7,235,000
      -------------------------------------------------------------------


                                   ARTICLE 8

                                    DEFAULTS

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      8.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

            8.1.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

            8.1.2 BREACH OF CERTAIN COVENANTS. Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower under:

                  (a) Any SECTION not mentioned in SECTIONS 8.1.2(B) or 8.1.2(C)
            and such failure shall continue unremedied for ten (10) Business
            Days;

                  (b) SECTIONS 7.1.1, 7.1.2, 7.2.3, 7.2.4, 7.2.5, 7.2.7 and
            7.2.9 and such failure shall continue unremedied for five (5) Business Days; or

                  (c) SECTIONS 7.2.1 (as it applies to Borrower or any Material
            Subsidiary), 7.2.6, 7.2.10, 7.2.13, 7.2.14, 7.3 or 7.4.

            8.1.3 BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by Borrower to the Agent or any Lender herein or by any Company in any of the other Loan Documents or in any written statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

            8.1.4 OTHER DEFAULTS. Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by SECTIONS 8.1.1, 8.1.2 or 8.1.3), or any Company shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

            8.1.5 DEFAULT AS TO OTHER INDEBTEDNESS. Any Company shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness the outstanding principal amount of which Indebtedness is in excess of One Million Dollars ($1,000,000); or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement, or any other indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Company (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

            8.1.6 INVOLUNTARY BANKRUPTCY: APPOINTMENT OF RECEIVER, ETC.

                  (a) An involuntary case shall be commenced against any Company and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Company in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or

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
            any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (b) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Company or over all or a substantial part of the property of any Company shall be entered; or an interim receiver, trustee or other custodian of any Company or of all or a substantial part of the property of any Company shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any Company shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

            8.1.7 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Any Company shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
      (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

            8.1.8 JUDGMENTS AND ATTACHMENTS. Any money judgment(s), writ or warrant of attachment, or similar process against any Company or any of their respective assets involving in any single case or in the aggregate an amount in excess of Five Hundred Thousand Dollars ($500,000)] is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

            8.1.9 DISSOLUTION. Any order, judgment or decree shall be entered against any Company decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or any Company shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

            8.1.10 LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or any Company party thereto seeks to repudiate its obligations thereunder or the Liens intended to be created thereby are, or any Company seeks to render such Liens, invalid or unperfected, or (ii) any Lien on the Capital Stock of any Material Subsidiary shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Lien shall not have the priority contemplated by this Agreement or the Loan Documents.

            8.1.11 TERMINATION EVENT. Any Termination Event occurs which is reasonably likely to subject any Company to liability individually or in the aggregate in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

            8.1.12 WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either Borrower or any Controlled Group member to liability individually or in the aggregate in excess of One Million Five Hundred Thousand Dollars ($1,500,000).

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
            8.1.13 CHANGE OF CONTROL. A Change of Control shall occur.

            8.1.14 HEDGING AGREEMENTS. Nonpayment by any Company of any obligation under any Hedging Agreement or the breach by any Company of any other term, provision or condition contained in any Hedging Agreement and such nonpayment or breach shall continue for ten (10) days after the occurrence thereof.

            8.1.15 GUARANTOR DEFAULT OR REVOCATION. Any Guaranty shall fail to remain in full force or effect or any action shall be taken by any Company to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

            8.1.16 FAILURE OF SUBORDINATION. The subordination provisions of the documents and instruments evidencing any Permitted Subordinated Indebtedness in an individual or aggregate principal amount outstanding in excess of One Million Dollars ($1,000,000)] shall, at any time, be invalidated or otherwise cease to be in full force and effect.

            8.1.17 PAYMENT OF SUBORDINATED INDEBTEDNESS. Any Company shall make any payment of principal of any Indebtedness subordinated in payment to any of the Obligations at any time prior to the later of (a) the Termination Date or (b) the payment in full of the Obligations and the expiration, cancellation or termination of all Letters of Credit; PROVIDED that Borrower may make interest payments on subordinated Indebtedness if no Default or Unmatured Default exists under this Agreement so long as the aggregate monthly interest payments on subordinated Indebtedness do not exceed an amount equal to five percent (5%) per annum.

            8.1.18 ACCOUNTS PAYABLE STATUS. At any time, the aggregate amount of consolidated accounts payable of the Companies which are more than ninety
      (90) days past due exceed the lesser of (a) five percent (5%) of the total amount of the consolidated accounts payable of the Companies at such time and (b) One Million Five Hundred Thousand Dollars ($1,500,000).

A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 9.3.

                                   ARTICLE 9

             ACCELERATION; DEFAULTING LENDERS; AMENDMENTS; REMEDIES

      9.1 TERMINATION OF REVOLVING COMMITMENTS, ACCELERATION. If any Default described in SECTION 8.1.6 or 8.1.7 occurs with respect to Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon, after written notice to Borrower, the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which Borrower expressly waives.

      9.2 DEFAULTING LENDER. In the event that any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO

RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Commitments, the proceeds of all amounts thereafter repaid to the Agent by Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

            9.2.1 CURE BY LENDER. Any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to Borrower, whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

            9.2.2 INTEREST ON CURE LOANS. Amounts advanced to Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the Revolving Rate;

            9.2.3 APPLICATION OF PAYMENTS TO NON PRO RATA LOANS. Regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Revolving Loans shall be applied FIRST, ratably to all Revolving Loans constituting Non Pro Rata Loans, SECOND, ratably to Revolving Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Loans constituting Cure Loans;

            9.2.4 DETERMINATION OF "REQUIRED LENDERS." For so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Revolving Commitments, the term "REQUIRED LENDERS" for purposes of this Agreement means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advance have not been so cured) whose Pro Rata Shares represent at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; and

            9.2.5 SUSPENSION OF FEES OF LENDER WHO FAILS TO FUND. If a Lender fails to fund, then until such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with SECTION 9.2.1, (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Commitments of such performing Lenders exceeds the sum of the outstanding principal amount of the Loans owing to such performing Lenders, PLUS the outstanding Reimbursement Obligations owing to such performing Lenders, PLUS the aggregate participation interests of such performing Lenders arising pursuant to SECTION 2.2.2 with respect to undrawn and outstanding Letters of Credit.

            9.3 AMENDMENTS. Subject to the provisions of this ARTICLE 9, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder or any provision in any Loan Document; PROVIDED that no such supplemental agreement shall, without the consent of each Lender affected thereby:

            9.3.1 CHANGE DATES FOR PAYMENT. Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and
      (b) a waiver of the application of the default rate of interest pursuant to SECTION 2.2.2);

            9.3.2 REDUCE PRINCIPAL OR INTEREST. Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon;

            9.3.3 CHANGE DEFINITION OF "REQUIRED LENDERS." Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters;

            9.3.4 INCREASE REVOLVING COMMITMENT. Increase the amount of the Revolving Commitment of any Lender;

            9.3.5 ASSIGNMENT BY BORROWER. Permit Borrower to assign its rights under this Agreement;

            9.3.6 AMEND SECTION 9.3. Amend this SECTION 9.3;

            9.3.7 RELEASE GUARANTOR. Other than in connection with a transaction permitted by this Agreement, release any guarantor of the Obligations;

            9.3.8 RELEASE COLLATERAL. Other than in connection with a transaction permitted under the terms of the Agreement, release all or substantially all of the Collateral; or

            9.3.9 AMEND SECTION 12.2. Amend the terms of SECTION 12.2.

No amendment of any provision of this Agreement relating to (a) the Agent shall be effective without the written consent of the Agent and (b) Letters of Credit shall be effective without the written consent of the Issuing Banks. Notwithstanding the foregoing, the Agent may waive payment of the fee required under SECTION 13.3.2 without obtaining the consent of any of the Lenders.

      9.4 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE 10

                               GENERAL PROVISIONS

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
      10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of each Obligor contained in this Agreement or any other Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

      10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      10.3 PERFORMANCE OF OBLIGATIONS. Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge Taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default, make any other payment or perform any act required of any Obligor under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral or enhance the likelihood of repayment of the Obligations. The Agent shall use its reasonable efforts to give Borrower and the Lenders notice of any action taken under this SECTION 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the obligations of the Lenders or the Obligors in respect thereof. Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this SECTION 10.3, together with interest thereon at the Revolving Rate from the date of such advance until the outstanding principal balance thereof is paid in full. If Borrower fails to make payment in respect of any such advance under this SECTION 10.3 within one (1) Business Day after the date Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 10.3 shall constitute Obligations for purposes hereof.

      10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      10.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Agent and the Lenders relating to the subject matter thereof.

      10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

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      10.7 EXPENSES; INDEMNIFICATION; RELEASE.

            10.7.1 EXPENSES. Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, Borrower agrees to reimburse the Agent, promptly after the Agent's request therefor, for each audit or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents at a time when a Default exists in an amount equal to the Agent's then reasonable and customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis. The Agent shall provide Borrower with a detailed statement of all reimbursements requested under this SECTION 10.7.1.

            10.7.2 INDEMNITY. Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE 5) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of any of the following (collectively, the "INDEMNIFIED MATTERS"):

                  (a) this Agreement, the other Loan Documents (as defined
            herein), the Loan Documents (as defined in the Existing Credit Agreement) or any of the Transaction Documents (as defined in the 1998 Credit Agreement), or any act, event or transaction related or attendant thereto or to the Initial Acquisitions, the Mergers, the Public Offering or the Related Transactions (as such terms are defined in the 1998 Credit Agreement) or to any Permitted Acquisition, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents (as defined herein), the Loan Documents (as defined in the Existing Credit Agreement) or the Transaction Documents (as defined in the 1998 Credit Agreement); or

                  (b) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any
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            Environmental Laws arising from or in connection with the past, present or future operations of any Company or any past, present or future Environmental Condition arising from or in connection with the past, present or future operations of the Companies, the presence of asbestos-containing materials at any respective property of any Company or the Release or threatened Release by any Company of any Hazardous Substance into the environment;

      PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from (y) a dispute among the Lenders or a dispute between any Lender and the Agent, or (z) the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

            10.7.3 WAIVER OF CERTAIN CLAIMS; SETTLEMENT OF CLAIMS. Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the any Company with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents (as defined herein), the Loan Documents (as defined in the Existing Credit Agreement) or in connection with the Initial Acquisitions, the Mergers, the Public Offering or Related Transactions (as such terms are defined in the 1998 Credit Agreement) or any Permitted Acquisition (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

            10.7.4 RELEASE OF ALL CLAIMS. Borrower, and each Obligor by executing a Loan Document, hereby, jointly and severally, unconditionally release and forever discharge the Lenders, the Agent, and each of their successors, assigns, agents, directors, officers, employees, affiliates and attorneys (collectively, the "BENEFITTED PARTIES") from all Claims (as defined below) and jointly and severally agree to indemnify the Benefitted Parties, and hold them harmless from any and all claims, losses, causes of action, costs, and expenses of every kind or character in connection with the Claims. As used herein, the term "CLAIMS" means any and all possible claims, demands, actions, causes of actions, costs, expenses, and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which any Obligor, or any of their agents, employees or Affiliates may now or hereafter have or claim against any of the Benefitted Parties, if any, and irrespective of whether any such Claims arise out of contract, tort, violation of Laws or otherwise in connection with any of the Loan Documents, including any contracting for, charging, taking, reserving, collecting, or receiving interest in excess of the maximum rate on interest chargeable under applicable law and any loss, cost, or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions, or omissions of the Benefitted Parties, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully accelerating any obligations or wrongfully attempting to foreclose on any

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      collateral, but in each case only to the extent permitted by applicable
      Law. Borrower, and each Obligor by executing a Loan Document, jointly and severally agree that none of the Benefitted Parties have fiduciary or similar obligations to any Obligor and that their relationships are strictly that of creditor and debtor. This release is accepted by the Lenders and the Agent pursuant to this Agreement and shall not be construed as an admission of liability by the Lenders or the Agent.

            10.7.5 SURVIVAL OF AGREEMENTS. The obligations and agreements of Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

      10.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      10.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

      10.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      10.11 NONLIABILITY OF LENDERS. The relationship between Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to Borrower. Neither the Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

      10.12 GOVERNING LAW. ANY DISPUTE BETWEEN BORROWER AND THE AGENT, ANY LENDER, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

      10.13 CONSENT TO JURISDICTION: SERVICE OF PROCESS: JURY TRIAL.

            10.13.1 EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SECTION 10.13.2, EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SECTION 10.13.1 ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

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            10.13.2 OTHER JURISDICTIONS. BORROWER AGREES THAT THE AGENT, ANY
      LENDER OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER BORROWER OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SECTION 10.13.2.

            10.13.3 SERVICE OF PROCESS. BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

            10.13.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            10.13.5 WAIVER OF BOND. BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL, ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            10.13.6 ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.13, WITH ITS COUNSEL.

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      10.14 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      10.15 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. Borrower agrees that any and all claims of Borrower against any Guarantor, any endorser or any other guarantor of all or any part of the Obligations, or against any of its properties, including pursuant to any intercompany Indebtedness permitted under
SECTION 7.3.1(F), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor shall be and are subordinated to the rights, if any, of the Lenders and the Agent in those assets. Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between Borrower and the Agent and the Lenders have been terminated. If, during the continuance of a Default, all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to Borrower, including pursuant to any intercompany Indebtedness permitted under SECTION 7.3.1(F) ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Agent for application on any of the Obligations, due or to become due, until such Obligations shall have first been paid in full in cash and satisfied; PROVIDED that ordinary course payments or distributions made by any Guarantor to Borrower shall be required to be paid or delivered to the Agent only upon the Agent's request. Borrower irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of Borrower such proofs of claim and take such other action, in the Agent's own name or in the name of Borrower or otherwise, as the Agent may deem necessary or advisable for the enforcement of this SECTION 10.15. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, security or instrument or proceeds thereof be received by Borrower upon or with respect to the Intercompany Indebtedness during the continuance of a Default and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements under this Agreement and the other Loan Documents between Borrower and the Agent and the Lenders, Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Agent and the Holders of Secured Obligations and shall forthwith deliver the same to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by Borrower as the property of the Agent and the Lenders; PROVIDED that ordinary course payments or distributions made by any Guarantor to Borrower shall be required to be paid or delivered to the Agent only upon the Agent's request. If Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. Borrower agrees that until the Obligations have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between Borrower and the Agent and the Lenders have been terminated, Borrower will not assign or transfer to any Person (other than the Agent) any claim Borrower has or may have against any Guarantor.

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      10.16 USURY NOT INTENDED. It is the intent of Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas and the United States from time to time in effect. In furtherance thereof, the Lenders and Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, Borrower, and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

      10.17 BUSINESS LOANS. Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("CHAPTER ONE") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

                                   ARTICLE 11

                                    THE AGENT

      11.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent (for so long as the Agent remains in such capacity under this Agreement) to act as the contractual representative of such Lender with only the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article 11. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those

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expressly set forth in this Agreement and the other Loan Documents. Each of the
Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

      11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

      11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

      11.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, (iii) the satisfaction of any condition specified in ARTICLE 5, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower, any Guarantor or any other Company.

      11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or any other percentage of Lenders specified to be the applicable percentage in this Agreement or any other Loan Document to act on specified matters), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be

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genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      11.8 THE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Commitments (i) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

      11.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      11.10 RIGHTS AS A LENDER. With respect to its Revolving Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Company in which such Person is not prohibited hereby from engaging with any other Person.

      11.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      11.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained

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earnings of at least $50,000,000. Upon the acceptance of any appointment as the
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as the Agent, the provisions of this
ARTICLE 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

      11.13 AGENT AUTHORITY REGARDING COLLATERAL.

            11.13.1 COLLATERAL DOCUMENTS. Each Lender authorizes the Agent to enter into the Affirmation Agreement, the Pledge Agreements, the Security Agreements, the Mortgages and each of the other Collateral documents contemplated hereby (collectively, the "COLLATERAL DOCUMENTS") to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

            11.13.2 PERFECTION DOCUMENTS. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Agent on behalf of the Holders of Secured Obligations.

            11.13.3 PARTIAL RELEASES. The Lenders hereby authorize the Agent, at its option and in its discretion, to (y) release any Lien granted to or held by the Agent upon any Collateral and/or (z) release any Guarantor from its obligations under the Guaranty (i) upon termination of the Revolving Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby;
      (ii) in connection with any transaction permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) in connection with any transaction approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this SECTION 11.13.3.

            11.13.4 COMPLETE RELEASE. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, or consummation of any transaction involving the sale of all or substantially all of the assets of a Guarantor and upon at least five Business Days' prior written request by Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred or evidence the release of the applicable Guarantor from its obligations under the Guaranty; PROVIDED that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations, any other Guarantor's obligations under the Guaranty or any Liens upon (or obligations of any Company in respect of) all interests retained

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      by any Company, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

                                   ARTICLE 12

                            SETOFF; RATABLE PAYMENTS

      12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1 or 4.2) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      12.3 RELATIONS AMONG LENDERS.

            12.3.1 APPROVAL OF REQUIRED LENDERS. Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the second sentence of Section 12.3.2, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other Obligor or with respect to any Collateral or any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

            12.3.2 NO PARTNERSHIP. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to SECTION 12.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

                                   ARTICLE 13

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Holders of Secured Obligations and their respective successors and assigns, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in

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compliance with SECTION 13.3. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      13.2 Participations.

            13.2.1 PERMITTED PARTICIPANTS; EFFECT. Subject to the terms set forth in this SECTION 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate of a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE 1, the Participants shall be entitled to the same rights as if they were Lenders.

            13.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Commitment in which such Participant has an interest which requires the consent of all of the affected Lenders pursuant to the terms of SECTION 9.3.

            13.2.3 BENEFIT OF SETOFF. Borrower agrees that each Participant shall be deemed to have and shall have the right of setoff provided in
      SECTION 12.1 in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 12.1 with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 12.2 as if each Participant were a Lender.

      13.3 ASSIGNMENTS.

            13.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities

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      ("PURCHASERS") all or a portion of its rights and obligations under this
      Agreement (including its Revolving Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this SECTION 13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be effected through an Assignment Agreement substantially in the form of Exhibit A hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves Loans and Revolving Commitments in an aggregate amount of at least $5,000,000. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Notwithstanding the foregoing, any Lender may at any time, without the consent of the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED that no such assignment shall release the transferor Lender from its obligations hereunder.

            13.3.2 EFFECT; CLOSING DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT A hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by SECTION 13.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3.2, the transferor Lender, the Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Commitments, as adjusted pursuant to such assignment.

            13.3.3 THE REGISTER. The Agent shall maintain at its address referred to in SECTION 14.1 a copy of each Assignment Agreement delivered to and accepted by it pursuant to this SECTION 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender, became a Lender pursuant to SECTION 2.12 or the assignee of another Lender pursuant to an assignment under this SECTION 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      13.4 CONFIDENTIALITY. Subject to Section 13.5, the Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by

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Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section
13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by Borrower; PROVIDED that each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of Borrower in connection with this Agreement.

      13.5 DISSEMINATION OF INFORMATION. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Companies and the Collateral; PROVIDED that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with SECTION 13.4 the confidentiality of any confidential information described therein.

                                   ARTICLE 14

                                     NOTICES

      14.1 GIVING NOTICE. Any notices or other communications given under this Agreement must be (i) given in writing and delivered by personal delivery or courier service or mailed by prepaid first class mail or (ii) made by facsimile transmission to the party to whom such notice or communication is directed, to the address or facsimile number of such party stated on SCHEDULE 14.1 (or otherwise provided to or obtained by the sending party), with a copy to the other persons indicated. Any notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is mailed or delivered or, if transmitted by facsimile, on the day of receipt of good transmission notification to the sender's telecopy machine.

      14.2 CHANGE OF ADDRESS. Any party may change its address, telephone number or facsimile number for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section.

                                   ARTICLE 15

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                                   ARTICLE 16

                            AMENDMENT AND RESTATEMENT

      This Agreement amends and restates the Existing Credit Agreement and the parties hereto agree that the Loans and Letters of Credit outstanding under the Existing Credit Agreement to or for the account


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of Borrower on the Closing Date shall continue and remain outstanding and not be repaid or replaced on the Closing Date.

      IN WITNESS WHEREOF, Borrower, the Lenders and the Agent have executed this Agreement as of January 19, 2001.



                  TRANSPORTATION COMPONENTS, INC., as Borrower

                  By: /s/ DAVID N. PHELPS
                  Name:   David N. Phelps
                  Title:  Senior Vice President



                  BANK ONE, NA (main office Chicago), as Agent and as a Lender

                  By: /s/ HAL E. FUDGE
                  Name:   Hal E. Fudge, Vice President



                  SOUTHTRUST BANK, as a Lender

                  By: /s/ LESLIE FREDERICKS
                  Name:   Leslie Fredericks
                  Title:  Vice President



                  BANK OF AMERICA, N.A., as a Lender

                  By: /s/ MICHAEL W. COLON
                  Name:   Michael W. Colon
                  Title:  Vice President



                  UNION BANK OF CALIFORNIA, N.A., as a Lender


                  By: /s/ RICHARD P. DeGRAY
                  Name:   Richard P. DeGray
                  Title:  Vice President